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                                                                    EXHIBIT 99.2
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                            STOCK PURCHASE AGREEMENT

                         Dated as of December 13, 1995

                                  By and Among

                         THE BLACK & DECKER CORPORATION
                              ("Seller's Parent")

                              PRC INVESTMENTS INC.
                                   ("Seller")

                                    PRC INC.
                                    ("PRC")

                                      and

                            LITTON INDUSTRIES, INC.
                                   ("Buyer")





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                               TABLE OF CONTENTS



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
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.1.   Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.2.   Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.3.   Affiliated Groups  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.4.   Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.5.   Benefit Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

  Section 1.6.   Bid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.7.   Bridge Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.8.   Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.9.   Buyer Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.10.  Buyer Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.11.  Carpal Tunnel Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.12.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

  Section 1.13.  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Section 1.14.  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.15.  Competing Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.16.  Confidentiality Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.17.  Consolidated Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.18.  Consolidated Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.19.  Contest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.20.  Contract Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

  Section 1.21.  DOL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

  Section 1.22.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

  Section 1.23.  ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

  Section 1.24.  Emhart . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

  Section 1.25.  Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

  Section 1.26.  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

  Section 1.27.  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

  Section 1.28.  Final Net Asset Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

  Section 1.29.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

  Section 1.30.  GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

  Section 1.31.  Government Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

  Section 1.32.  Government Contract Novation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

  Section 1.33.  Governmental Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

  Section 1.34.  Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

  Section 1.35.  Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

  Section 1.36.  H-S-R Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

  Section 1.37.  IRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.38.  Incentive Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.39.  Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.40.  Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.41.  Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.42.  Individual Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9





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  Section 1.43.  Individual Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.44.  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

  Section 1.45.  Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

  Section 1.46.  Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

  Section 1.47.  Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

  Section 1.48.  Material Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

  Section 1.49.  Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.50.  Net Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.51.  OCI Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.52.  Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.53.  PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.54.  PRC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.55.  PRC Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.56.  PRC Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 1.57.  PRC Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.58.  Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.59.  Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.60.  Post-Closing Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.61.  Pre-Closing Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.62.  Post-Closing Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.63.  Pre-Closing Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Section 1.64.  Prime Government Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.65.  Proposed Final Net Asset Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.66.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.67.  Section 338(h)(10) Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.68.  Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.69.  Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.70.  Seller Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.71.  Seller Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.72.  Seller's Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.73.  Special Severance Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.74.  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

  Section 1.75.  Tax Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

  Section 1.76.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

  Section 1.77.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

  Section 1.78.  U.S. Government  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

PURCHASE AND SALE OF PRC SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

  Section 2.1. Sale of PRC Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

  Section 2.2. Purchase Price and Payment for PRC Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

  Section 2.3. Adjustment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER'S PARENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

  Section 3.1. Organization and Good Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

  Section 3.2. Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

  Section 3.3. Ownership of PRC Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

  Section 3.4. PRC Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19



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  Section 3.5.   Execution and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

  Section 3.6.   Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

  Section 3.7.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

  Section 3.8.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

  Section 3.9.   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

  Section 3.10.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

  Section 3.11.  Real and Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

  Section 3.12.  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

  Section 3.13.  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

  Section 3.14.  Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

  Section 3.15.  Guarantees by Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

  Section 3.16.  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

  Section 3.17.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

  Section 3.18.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

  Section 3.19.  Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

  Section 3.20.  Extraordinary Transactions and Material Adverse Effects  . . . . . . . . . . . . . . . . . . . . . . . . .  36

  Section 3.21.  Licenses; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

  Section 3.22.  Brokerage Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

  Section 3.23.  Government Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

  Section 3.24.  Certain Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

  Section 3.25.  Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

  Section 3.26.  Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

  Section 3.27.  Certain Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

  Section 3.28.  Intercompany Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

  Section 3.29.  Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

  Section 3.30.  Inventories; Receivables; Loss Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

  Section 3.31.  Bids . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

  Section 3.32.  Customer-Furnished Property or Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

  Section 3.33.  Product Warranty; Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

  Section 3.34.  Backlog  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

  Section 3.35.  Clearances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

  Section 3.36.  Government Contracting Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

  Section 3.37.  Government Contracting Audits Settlement Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48


ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

  Section 4.1.   Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

  Section 4.2.   Investment Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

  Section 4.3.   Execution and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

  Section 4.4.   Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

  Section 4.5.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

  Section 4.6.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

  Section 4.7.   Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

  Section 4.8.   Brokerage Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50




ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

COVENANTS AND AGREEMENTS OF SELLER AND SELLER'S PARENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

  Section 5.1.   Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

  Section 5.2.   Conduct and Preservation of Business Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .  51

  Section 5.3.   Public Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

  Section 5.4.   H-S-R Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

  Section 5.5.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

  Section 5.6.   Certain Indebtedness and Intercompany Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

  Section 5.7.   Delivery of Information After Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

  Section 5.8.   Use of Certain Words, Trademarks and Tradenames  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

  Section 5.9.   Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

  Section 5.10.  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

  Section 5.11.  Nondisclosure of Proprietary Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

  Section 5.12.  No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

  Section 5.13.  Novations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

COVENANTS AND AGREEMENTS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

  Section 6.1.   Public Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

  Section 6.2.   H-S-R Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

  Section 6.3.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

  Section 6.4.   Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

  Section 6.5.   Certain Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

  Section 6.6.   Preservation of and Access to Certain Information After Closing  . . . . . . . . . . . . . . . . . . . . .  63

  Section 6.7.   Use of Certain Words, Trademarks and Tradenames  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

  Section 6.8.   Intercompany Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

  Section 6.9.   Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

CONDITIONS OF OBLIGATIONS OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

  Section 7.1.   Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  Section 7.2.   Covenants and Agreements -- No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  Section 7.3.   No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  Section 7.4.   H-S-R Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  Section 7.5.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

  Section 7.6.   Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

  Section 7.7.   No Orders; Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

  Section 7.8.   Resignation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

  Section 7.9.   Resignation of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

  Section 7.10   OCI Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

CONDITIONS OF OBLIGATIONS OF SELLER AND SELLER'S PARENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

  Section 8.1.   Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68






  Section 8.2.   Covenants and Agreements -- No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

  Section 8.3.   H-S-R Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

  Section 8.4.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

  Section 8.5.   Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

  Section 8.6.   No Orders; Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69


ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

  Section 9.1.   Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

  Section 9.2.   Documents to be Delivered by Seller and Seller's Parent  . . . . . . . . . . . . . . . . . . . . . . . . .  71

  Section 9.3.   Documents to be Delivered by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

  Section 10.1.  Right to Terminate Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

  Section 10.2.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74


ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ADDITIONAL COVENANTS AND AGREEMENTS; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

  Section 11.1.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

  Section 11.2.  Section 338(h)(10) Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

  Section 11.3.  Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

  Section 11.4.  Indemnification by Seller and Seller's Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

  Section 11.5.  Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

  Section 11.6.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

  Section 11.7.  Limitations on Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91


ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

  Section 12.1.  Limitation of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

  Section 12.2.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

  Section 12.3.  Expenses; Certain Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

  Section 12.4.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

  Section 12.5.  Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

  Section 12.6.  Binding Agreement and Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

  Section 12.7.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

  Section 12.8.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

  Section 12.9.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

  Section 12.10. Article and Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

  Section 12.11. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

  Section 12.12. Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

  Section 12.13. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

  Section 12.14. Reference of Disputes to Senior Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

  Section 12.15. Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100




                                   SCHEDULES


Schedule      Description
--------      -----------
3.1       Organization and Good Standing--PRC Companies
3.4       PRC Subsidiaries
3.6       Restrictions--Seller; Seller's Parent; PRC Companies
3.7       Consents--Seller; Seller's Parent; PRC Companies
3.9       Undisclosed Liabilities--PRC Companies
3.10      Litigation; Investigations--PRC Companies
3.11      Real Property--PRC Companies
3.12      Intellectual Property--PRC Companies
3.13      Material Contracts--PRC Companies
3.14      Employee Benefit Matters--PRC Companies
3.15      Guarantees by Others--Seller's Parent and Affiliates
3.16      Tax Matters--PRC Companies
3.17      Environmental Matters--PRC Companies
3.18      Insurance--PRC Companies
3.19      Banks--PRC Companies
3.20      Extraordinary Transactions--PRC Companies
3.21      Licenses; Permits--PRC Companies
3.23      Government Contracts
3.24      Certain Labor Matters
3.27      Certain Interests
3.28      Intercompany Transactions
3.30      Loss Contracts
3.31      Bids
3.33      Product Warranty; Product Liability
3.34      Backlog
3.35      Clearances
3.36      Government Contracting Audits
3.37      Government Contracting Audits Settlement Agreements
4.4       Restrictions--Buyer
4.5       Consents--Buyer
4.6       Litigation--Buyer
7.5       Consents Required for Closing--Seller;
          Seller's Parent; PRC Companies
8.4       Consents Required for Closing--Buyer
12.1(b)   Employees of PRC for Purposes of Determining
          PRC Companies' Knowledge of Certain Events





                                             EXHIBITS

Exhibit     Description
-------     -----------
Exhibit A     Financial Statement
Exhibit B     Special Severance Plans
Exhibit C     Allocation of Purchase Price (Section 338(h)(10) of the Code)



                            STOCK PURCHASE AGREEMENT


  This STOCK PURCHASE AGREEMENT (together with the Schedules and Exhibits hereto, this "Agreement") is made as of this 13th day of December, 1995, by and among PRC Investments Inc., a Delaware corporation with its principal office at Drummond Plaza Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711 ("Seller"), The Black & Decker Corporation, a Maryland corporation with its principal office at 701 East Joppa Road, Towson, Maryland 21286 ("Seller's Parent"), PRC Inc., a Delaware corporation with its principal office at 1500 PRC Drive, McLean, Virginia 22102 ("PRC"), and Litton Industries, Inc., a Delaware corporation with its principal office at 21240 Burbank Boulevard, Woodland Hills, California 91367 ("Buyer").

                              W I T N E S S E T H:

  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of PRC;

  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, in accordance with the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of PRC; and

  WHEREAS, Seller's Parent and PRC desire to join in this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  As used in this Agreement, the following terms shall have the following meanings:



  Section 1.1. Action. "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

  Section 1.2. Affiliate. "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

  Section 1.3. Affiliated Groups. "Affiliated Groups" shall have the meaning set forth in Section 3.16.

  Section 1.4. Allocation.  "Allocation" shall have the meaning set forth in
Section 11.2.

  Section 1.5. Benefit Arrangements. "Benefit Arrangements" shall mean all life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, severance pay, disability, and fringe benefit plans, individual employment and severance contracts and other policies and practices providing employee or executive compensation or benefits to Employees or their dependents, maintained or contributed to by any of the PRC Companies, other than Employee Benefit Plans.

  Section 1.6. Bid. "Bid" shall mean any quotation, bid or proposal made by Seller, Seller's Parent or any PRC Company that, if accepted or awarded, would lead to a contract with the U.S. Government for the design, manufacture and sale of products or the provision of services by any PRC Company.

  Section 1.7. Bridge Period. "Bridge Period" shall have the meaning set forth in Section 11.1.

  Section 1.8. Buyer.  "Buyer" shall have the meaning set forth above.

  Section 1.9. Buyer Group.  "Buyer Group" shall have the meaning set forth in
Section 11.1.

  Section 1.10. Buyer Period. "Buyer Period" shall have the meaning set forth in Section 11.1.

  Section 1.11. Carpal Tunnel Litigation. "Carpal Tunnel Litigation" means any pending or threatened action against any of the PRC Companies arising out of or relating to (i) carpal tunnel syndrome, or (ii) cumulative trauma disorder, tendinitis, nerve entrapment, repetitive motion or stress injury or any similar illness or ailment causing injury or damage to an individual's hand, wrist or arm.

  Section 1.12. Closing. "Closing" shall mean the consummation of the events described in ARTICLE IX.

  Section 1.13. Closing Date. "Closing Date" shall mean the date on which the Closing shall occur.

  Section 1.14. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  Section 1.15 Competing Business. "Competing Business" shall have the meaning set forth in Section 5.10.

  Section 1.16. Confidentiality Agreement. "Confidentiality Agreement" shall mean the agreement dated October 24, 1995, between PRC and Buyer relating to, among other things, the confidential nature of certain information in respect of PRC shared by PRC with Buyer.

  Section 1.17. Consolidated Returns. "Consolidated Returns" shall have the meaning set forth in Section 3.16.

  Section 1.18. Consolidated Taxes. "Consolidated Taxes" shall have the meaning set forth in Section 3.16.

  Section 1.19. Contest. "Contest" shall mean any administrative or judicial Tax or foreign Tax audit, examination, proceeding or litigation involving any Tax Authority.

  Section 1.20. Contract Loss. "Contract Loss" shall exist with respect to a contract or Bid (i) if in the case of a Government Contract, after consideration of existing reserves, the sales price therefor is more than $100,000 less than the sum of the cost incurred to date and the estimated cost to complete, with all costs determined in accordance with GAAP on a basis consistent with prior periods, or (ii) if in the case of a contract involving the business of PRC Public Sector, Inc., the expected gross margin for the contract for the year ending December 31, 1995 is less than 20%.

  Section 1.21.  DOL.  "DOL" shall mean the United States Department of Labor.

  Section 1.22. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  Section 1.23.  ERISA Affiliate.   "ERISA Affiliate," as applied to any
Person, shall mean (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period for which such Person could be liable under the Code or ERISA.

  Section 1.24. Emhart. "Emhart" shall mean Emhart Corporation, a Virginia corporation with its principal office at 701 East Joppa Road, Towson, Maryland 21286.

  Section 1.25. Employee Benefit Plan. "Employee Benefit Plan" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or contributed to by any of the PRC Companies, which provides or may provide benefits to Employees or their dependents but excluding Multiemployer Plans.

  Section 1.26. Employees. "Employees" shall mean all current employees, former employees and retired employees of the PRC Companies.

  Section 1.27. Environmental Laws. "Environmental Laws" shall mean all Laws relating to the protection of human health, safety or the environment including: (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

  Section 1.28. Final Net Asset Amount. "Final Net Asset Amount" shall have the meaning set forth in Section 2.3.

  Section 1.29. Financial Statements. "Financial Statements" shall mean the unaudited Special Purpose Statements of Net Assets of PRC, exclusive of PRC Environmental Management, Inc. and PRC Realty Systems, Inc., formerly wholly owned subsidiaries of PRC, as of September 30, 1995 and December 31, 1994, and the Special

Purpose Statements of Operating Income for the years ended December 31, 1994, 1993 and 1992, and for the nine months ended September 30, 1995 and 1994, together with all notes thereto, copies of which is attached hereto as Exhibit A.

  Section 1.30. GAAP. "GAAP" shall mean generally accepted accounting principles.

  Section 1.31. Government Contract. "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order or other legally binding commitment of any kind relating to any business between any PRC Company and (i) the U.S. Government, (ii) any prime contractor of the U.S. Government to the extent it relates to such prime contract, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii).

  Section 1.32. Government Contract Novation. "Government Contract Novation" shall mean, with respect to a Prime Government Contract, an instrument reasonably satisfactory in form and substance to Buyer and Seller pursuant to which all of PRC's rights, claims, benefits and liabilities thereunder shall have been validly conveyed, transferred, assigned, assumed and novated to Buyer by all parties thereto.

  Section 1.33. Governmental Entity. "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

  Section 1.34. Guarantees. "Guarantees" shall mean any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including but not limited to direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

  Section 1.35. Hazardous Substances. "Hazardous Substances" shall mean substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

  Section 1.36. H-S-R Act. "H-S-R Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  Section 1.37.  IRS.  "IRS" shall mean the Internal Revenue Service.

  Section 1.38. Incentive Compensation Plans. "Incentive Compensation Plans" shall mean any cash bonus or other incentive compensation plan or arrangement maintained or contributed to by any of the PRC Companies or Seller's Parent, and any successor plan or arrangement covering Employees for 1995 or thereafter.

  Section 1.39. Income Taxes. "Income Taxes" shall mean any income, gross receipts, gains, net worth, surplus, franchise or with respect to any interest, dividends or royalties, withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority, payable by any PRC Company for federal, state, local or foreign income Tax purposes (as the context requires) with respect to any Pre-Closing Period or any Post-Closing Period.

  Section 1.40. Indemnified Party. "Indemnified Party" shall have the meaning set forth in Section 11.5.

  Section 1.41. Indemnifying Party. "Indemnifying Party" shall have the meaning set forth in Section 11.5

  Section 1.42. Individual Returns. "Individual Returns" shall have the meaning set forth in Section 3.16.

  Section 1.43. Individual Taxes. "Individual Taxes" shall have the meaning set forth in Section 3.16.

  Section 1.44. Intellectual Property. "Intellectual Property" shall mean all brand names, corporate names, copyrights, patents, service marks, trademarks, trade names, know-how, trade secrets, and all registrations or applications for registration of any of the foregoing, that are (a) owned by or licensed to a PRC Company (other than generally available software licensed from third parties) and (b) used in the operation of the business of a PRC Company.

  Section 1.45. Law. "Law" or "Laws" means any valid constitutional provision, statute, ordinance or other law (including common law), rule, regulation or interpretation of any Governmental Entity and any Order, as any of these may be in effect from time to time.

  Section 1.46. Loss. "Loss" means any action, claim, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, sanction or penalty of any kind or nature, whether foreseeable or unforeseeable, including but not limited to interest, judgments, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

  Section 1.47. Material Adverse Effect. "Material Adverse Effect" when used with reference to a Person or Persons shall mean a material adverse effect on the business, operations or financial condition of the Person or Persons.

  Section 1.48. Material Contract. "Material Contract" shall mean (i) any contract, agreement, commitment or other arrangement (oral or written) to which a PRC Company is party and which reasonably could be expected to result in revenues to the PRC Companies over the expected term of such contract, agreement, commitment or arrangement in excess of $2,000,000 and (ii) those contracts defined to be material in Section 3.13.

  Section 1.49. Multiemployer Plan. "Multiemployer Plan" shall mean a plan described in Sections 3(37) and 4001(a)(3) of ERISA to which any of the PRC Companies has an obligation to contribute or had an obligation to contribute within the past five years.

  Section 1.50. Net Assets. "Net Assets" shall mean total assets minus total liabilities, calculated in accordance with Section 2.3.

  Section 1.51. OCI Clause. "OCI Clause" means any clause or provision of any agreement providing for compliance with the Organizational Conflict of Interest ("OCI") rules of Subpart 9.5 of the Federal Acquisition Regulations, as they may be amended or modified from time to time, whether or not the agreement makes explicit reference to Subpart 9.5 of the Federal Acquisition Regulations.

  Section 1.52. Order. "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

  Section 1.53.  PBGC.  "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

  Section 1.54.  PRC.  "PRC" shall have the meaning set forth above.

  Section 1.55. PRC Companies. "PRC Companies" shall mean PRC and the PRC Subsidiaries.

  Section 1.56. PRC Shares. "PRC Shares" shall mean all of the issued and outstanding shares of common stock, par value $.01 per share, of PRC.

  Section 1.57. PRC Subsidiaries. "PRC Subsidiaries" shall mean the Subsidiaries of PRC listed in Schedule 3.4 and PRC Aviation LLC, a Virginia limited liability company.

  Section 1.58. Pension Plan. "Pension Plan shall mean any Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

  Section 1.59. Person. "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, limited liability partnership, trust, state, the United States or any other entity.

  Section 1.60. Post-Closing Claims. "Post-Closing Claims" means any Action or Order, or any third party claim which would reasonably be expected to lead to an Action by such third party if not otherwise resolved or settled with such party, relating to the PRC Companies to the extent arising from facts or circumstances that occurred after the Closing.

  Section 1.61. Pre-Closing Claims. "Pre-Closing Claims" means any pending or threatened Action or Order, or any third party claim which would reasonably be expected to lead to an Action by such third party if not otherwise resolved or settled with such party, relating to the PRC Companies to the extent arising from facts or circumstances that occurred on or prior to the Closing, whether pending or threatened at the Closing or thereafter.

  Section 1.62. Post-Closing Period. "Post-Closing Period" shall have the meaning set forth in Section 11.1.

  Section 1.63. Pre-Closing Period. "Pre-Closing Period" shall have the meaning set forth in Section 11.1.

  Section 1.64. Prime Government Contract. "Prime Government Contract" shall mean any Government Contract the parties to which include (i) any PRC Company and (ii) the U.S. Government.

  Section 1.65. Proposed Final Net Asset Amount. "Proposed Final Net Asset Amount" shall have the meaning set forth in Section 2.3.

  Section 1.66. Purchase Price. "Purchase Price" shall have the meaning set forth in Section 2.2.

  Section 1.67. Section 338(h)(10) Election. "Section 338(h)(10) Election" shall have the meaning set forth in Section 11.2.

  Section 1.68. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

  Section 1.69.  Seller.  "Seller" shall have the meaning set forth above.

  Section 1.70. Seller Group. "Seller Group" shall have the meaning set forth in Section 11.3.

  Section 1.71. Seller Period. "Seller Period" shall have the meaning set forth in Section 11.1.

  Section 1.72. Seller's Parent. "Seller's Parent" shall have the meaning set forth above.

  Section 1.73. Special Severance Plans. "Special Severance Plans" shall mean the PRC Inc. Special Severance Plan and the PRC Inc. Senior Management Severance Plan, copies of which are attached hereto as Exhibit B.

  Section 1.74. Subsidiary. "Subsidiary," as it relates to any Person, shall mean any other corporation, unincorporated association, business trust, partnership, limited liability company or limited liability partnership (other than any such entity formed as part of a teaming arrangement or other venture for the purpose of pursuing or performing a contract in the ordinary course of business) more than 50% of whose outstanding securities such Person has the right, other than as affected by events of default, directly or indirectly, to vote generally.

  Section 1.75. Tax Authority. "Tax Authority" shall mean a foreign or United States federal, state, or local Governmental Entity having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

  Section 1.76. Tax Returns. "Tax Returns" shall mean all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority.

  Section 1.77. Taxes. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

  Section 1.78. U.S. Government. "U.S. Government" shall mean the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

                                   ARTICLE II

                        PURCHASE AND SALE OF PRC SHARES



  Section 2.1. Sale of PRC Shares. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, the PRC Shares on the Closing Date.

  Section 2.2. Purchase Price and Payment for PRC Shares. The consideration to be paid by Buyer to Seller in exchange for the sale, transfer, assignment and delivery to Buyer of the PRC Shares shall be $425,000,000 (the "Purchase Price"), which shall be paid by Buyer to Seller at the time of Closing by wire transfer of immediately available funds into an account designated in writing by Seller to Buyer at least two days prior to the Closing Date. The Purchase Price shall be subject to adjustment as provided in Section 2.3.

  Section 2.3. Adjustment of Purchase Price.

   (a) As promptly as practicable following the Closing Date, but in no event later than 90 days after the Closing Date, Seller shall prepare and submit to Buyer an audited schedule setting forth, in reasonable detail, Seller's calculation of the Net Assets of PRC immediately prior to the Closing (the "Proposed Final Net Asset Amount") certified by Ernst & Young LLP. Buyer shall cause personnel of the PRC Companies to be reasonably available to assist Ernst & Young LLP in its preparation of the Proposed Final Net Asset Amount. In the event Buyer disputes the correctness of the Proposed Final Net Asset Amount, Buyer shall notify Seller of its objections within six months of the Closing

Date and shall set forth, in reasonable detail, the reasons for Buyer's objections. If Buyer fails to deliver such notice within such time, Buyer shall be deemed to have accepted Seller's calculation. Buyer and Seller shall endeavor in good faith to resolve any disputed items within 20 days after Seller's receipt of Buyer's notice of objections. If they are unable to do so, Seller's Parent and Buyer shall select a nationally known independent accounting firm to resolve the dispute, and the determination of such firm in respect of the correctness of each item remaining in dispute shall be conclusive and binding on Buyer and Seller. The amount of Net Assets immediately prior to the Closing, as finally determined pursuant to this
Section 2.3(a) (whether by failure of Buyer to deliver notice of objection, by agreement of the parties or by determination of the accountants selected as set forth above), is referred to herein as the "Final Net Asset Amount."

   (b) The Proposed Final Net Asset Amount and the Final Net Asset Amount shall be determined in accordance with GAAP (except as otherwise set forth in the Financial Statements), in a manner consistent with the Special Purpose Statement of Net Assets as of September 30, 1995, and as provided in the Financial Statements. The accounting firm selected to resolve any disputes will be instructed to determine the Final Net Asset Amount in the same manner.

   (c) If the Final Net Asset Amount is greater than $205,333,000, the difference shall be paid to Seller by Buyer with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. If the Final Net Asset Amount is less than $205,333,000, the difference shall be paid to Buyer by Seller with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Such payment shall be made in immediately available funds not later than two business days after the determination of the Final Net Asset Amount by wire transfer to a bank account designated by the party entitled to receive the payment.

   (d) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between Buyer and Seller in accordance with Section 2.3(a) shall be paid one-half by Seller and one-half by Buyer.



                              ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER'S PARENT

  Seller and Seller's Parent jointly and severally represent and warrant to and for the benefit of Buyer as follows:

  Section 3.1. Organization and Good Standing. Each of Seller and Seller's Parent, and each of the PRC Companies, is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to carry on its business as it is now being conducted. Schedule 3.1 sets forth the jurisdiction in which each PRC Company was organized and each jurisdiction in which each PRC Company is qualified or licensed to do business as a foreign Person. Each of the PRC Companies is qualified as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except as set forth in Schedule 3.1 and except where the failure to be so qualified would not have a Material Adverse Effect on the PRC Companies taken as a whole. Schedule 3.1 correctly lists the current directors and executive officers of each PRC Company as of the date hereof. True, correct and complete copies of the respective charter documents of each of the PRC Companies as in effect on the date hereof have been delivered or otherwise made available to Buyer.

  Section 3.2. Capitalization. The authorized capital stock of PRC consists of 1,000 shares of common stock, par value $.01 per share, all of which are outstanding. Each of the PRC Shares has been validly issued, is fully paid and nonassessable and was issued in conformity with applicable Laws. No shares of capital stock of PRC are held in treasury, and there are no other issued or outstanding equity securities of PRC and no other issued or outstanding securities of PRC convertible or exercisable at any time into equity securities of PRC. PRC is subject to no commitment or obligation that would require the issuance or sale of additional shares of capital stock of PRC at any time under options, subscriptions, warrants, rights or any other obligations.

  Section 3.3. Ownership of PRC Shares. Seller is the record and beneficial owner of the PRC Shares, which are free of any lien, security interest, charge, encumbrance or claim whatsoever. At the

Closing, Buyer will acquire good and marketable title to and complete ownership of the PRC Shares, free of any lien, security interest, charge, encumbrance or claim whatsoever.

  Section 3.4. PRC Subsidiaries. Schedule 3.4 sets forth the authorized capital stock and the record ownership of the outstanding shares of capital stock of each of the PRC Subsidiaries, and a brief summary of each PRC Subsidiary's business. PRC's ownership of shares of the capital stock of the PRC Subsidiaries as shown on Schedule 3.4 is free of any lien, security interest, charge, encumbrance or claim whatsoever. PRC does not have any Subsidiaries other than the PRC Subsidiaries. All of the outstanding shares of capital stock of each of the PRC Subsidiaries have been validly issued and are fully paid and nonassessable and were issued in conformity with applicable Laws. Other than as set forth in Schedule 3.4, there are no other issued or outstanding equity securities of any of the PRC Subsidiaries and there are no other issued or outstanding securities of any of the PRC Subsidiaries convertible or exercisable at any time into equity securities of any of the PRC Subsidiaries. None of the PRC Subsidiaries is subject to any commitment or obligation that would require the issuance or sale of additional shares of its capital stock at any time under options, subscriptions, warrants, rights or any other obligations. Except as described in Schedule 3.4, PRC does not own any equity securities of any Person that is not a Subsidiary.

  Section 3.5. Execution and Effect of Agreement. Each of Seller and Seller's Parent has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Seller and Seller's Parent and by all other necessary corporate action of Seller and Seller's Parent. This Agreement has been duly executed and delivered by Seller and Seller's Parent and constitutes a legal, valid and binding obligation of Seller and Seller's Parent, enforceable against Seller and Seller's Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other Laws affecting the rights of creditors generally.

  Section 3.6. Restrictions. Except as set forth in Schedule 3.6, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any of the provisions of the charter or by-laws of Seller, Seller's Parent or any PRC Company, (b) violate any Law, (c) result in the imposition of any lien, security interest, charge, encumbrance or claim whatsoever against any asset or property of any PRC Company, or (d) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Seller, Seller's Parent or any PRC Company is a party or to which it or its property is subject, or constitute a default thereunder (whether or not any such conflict, breach, right of termination, acceleration or default will occur only upon lapse of time and/or the occurrence of any act or event or otherwise), except where such conflict, breach, right of termination, acceleration or default (i) arises out of any OCI Clauses as a result of the consummation of the transactions contemplated by this Agreement and the business of the Buyer and its Affiliates on the one hand and the PRC Companies on the other hand or (ii) except with respect to clause (a) above, would not have a Material Adverse Effect on Seller's Parent and its Subsidiaries taken as a whole or the PRC Companies taken as a whole, as the case may be.

  Section 3.7. Consents. Except (a) for filings, consents, approvals and authorizations that the failure to obtain or make would not have a Material Adverse Effect on the PRC Companies taken as a whole, (b) as set forth in
Schedule 3.6 or Schedule 3.7 or referred to in Section 3.6, or (c) for filings, consents, waivers, approvals or authorizations pursuant to the H-S-R Act, no filing, consent, waiver, approval or authorization of any Governmental Entity or of any third party on the part of Seller, Seller's Parent or any of the PRC Companies is required in connection with the execution and delivery by Seller, Seller's Parent and PRC of this Agreement or any instrument contemplated hereby or the consummation of any of the transactions contemplated hereby.

  Section 3.8. Financial Statements. Except as set forth in the Notes to the Financial Statements, the Financial Statements have been prepared in conformity with GAAP applied on a consistent basis and present fairly the financial position of the PRC Companies at the dates and for the periods set forth therein. The Financial Statements have been certified by the chief financial officer of PRC. Seller has made available to Buyer copies of each management letter or other letter delivered to Seller, Seller's Parent or any PRC Company by such accountants in connection with the Financial Statements or relating to any review by such accountants of the internal controls of any PRC Company for the periods covered by the Financial Statements, and has made available for inspection, or will make available for inspection upon request, all reports and working papers produced or developed by Ernst & Young LLP or management in connection with their review of such Financial Statements, as well as all such reports and working papers for prior periods for which any tax liability of any PRC Company has not been finally determined or barred by applicable statutes of limitation. Since January 1, 1992, there has been no change in any of the significant accounting policies, practices or procedures of any PRC Company that would be required by GAAP to be disclosed in the Financial Statements.

  Section 3.9. No Undisclosed Liabilities. Except as (a) set forth or reserved against in the Financial Statements, (b) set forth in Schedule 3.9, (c) incurred since September 30, 1995 in compliance with Section 5.2 hereof (as if such Section was in effect since September 30, 1995), or (d) arising under this Agreement, the PRC Companies do not have as of the date hereof, and will not have as of the Closing Date, any liabilities whatsoever of a type required to be accrued for in accordance with GAAP.

  Section 3.10. Litigation. Except as set forth in Schedule 3.10, there is no Order or Action pending, or to the knowledge of Seller, Seller's Parent or any of the PRC Companies threatened, against Seller, Seller's Parent or any of the PRC Companies in respect of this Agreement or any of the transactions contemplated hereby that could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby. Except as set forth in Schedule 3.10, there is no Order or Action pending, or to the knowledge of Seller, Seller's Parent or any of the PRC Companies threatened, against or involving any of the businesses, properties, rights or assets of any of the PRC Companies which (i) reasonably could be expected to have a Material Adverse Effect on the PRC Companies taken as a whole or (ii) as of the date of this Agreement, involves a claim or potential claim that reasonably could be expected to have aggregate liability to the PRC Companies in excess of $100,000, or that enjoins or compels or seeks to enjoin or to compel any activity by any PRC Company.
Except as set forth in Schedule 3.10, there is no matter as to which any PRC Company has received any notice, claim or assertion, or, to the knowledge of Seller, Seller's Parent and the PRC Companies, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of any PRC Company or any other Person, nor to the knowledge of Seller, Seller's Parent and the PRC Companies is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by any PRC Company, except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole.

  Section 3.11.  Real and Personal Property.

   (a) None of the PRC Companies owns any real property. Schedule 3.11 sets forth a complete list of all real property leased by the PRC Companies as of the date of this Agreement. All leasehold properties listed on Schedule 3.11 are held by PRC Companies under valid, binding and enforceable leases. None of the PRC Companies is in default, or has received written notice of default, under any lease of real property, which default reasonably could be expected to have a Material Adverse Effect on the PRC Companies taken as a whole. There is no Action pending or, to the knowledge of Seller, Seller's Parent and the PRC Companies, threatened that could reasonably be expected to materially interfere with the quiet enjoyment of any of the leasehold properties listed on Schedule 3.11.

   (b) Except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, the PRC Companies have good and marketable title to all owned assets and properties used in their business, including but not limited to all assets that they respectively purport to own as of September 30, 1995, as reflected in the Financial Statements. All owned assets and property as are material to the business of the PRC Companies, including but not limited to all assets that they respectively purport to own as of September 30, 1995 as reflected in the Financial Statements, are held free of any liens, security interests, charges, encumbrances or claims, except for liens for Taxes not yet due and except for liens, security interests, charges, encumbrances or claims that could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole. All material tangible properties of the PRC Companies are in a good state of maintenance and repair (except for ordinary wear and tear).

   (c) The assets of the PRC Companies are sufficient for the conduct of their business and operations.

  Section 3.12. Intellectual Property. Schedule 3.12 sets forth, as of the date of this Agreement, a complete list of all Intellectual Property (except for brand names, know-how, unregistered copyrights, unregistered service marks, unregistered trademarks, unregistered tradenames and trade secrets and except for licensed Intellectual Property). Except as otherwise indicated in Schedule
3.12 and except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, (x) the PRC Companies own or license the Intellectual Property free and clear of any royalty, lien, encumbrance or charge, subject in the case of licensed Intellectual Property to the terms of the respective license agreements, and (y) all such Intellectual Property is valid and enforceable. Except as set forth in Schedule 3.12 and except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, none of the PRC Companies has received any notice or claim that any Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name, trade secret or other proprietary right of any third party by the PRC Companies or of any claim by any third party alleging any such infringement or conflict. Except as set forth in Schedule 3.12 and except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, no PRC Company has any knowledge of any infringement by any third party upon any of the Intellectual Property listed in
Schedule 3.12. Except as set forth in Schedule 3.12 and except as could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, as of the Closing Date the PRC Companies will not be infringing any third party's patent, copyright, trademark, service mark, trade name, know-how, trade secret or other intellectual property rights.

  Section 3.13. Material Contracts. Schedule 3.13 sets forth, as of the date of this Agreement, a list of or brief description of all Material Contracts (other than Material Contracts that the PRC Companies are limited by applicable Laws or Orders or by contract from disclosing to Buyer and other than leases of real property). Each contract, agreement, commitment or other arrangement (oral or written) to which any of the PRC Companies is a party or by which any of the PRC Companies is obligated, embodying or evidencing any of the following transactions shall be deemed to be a Material Contract and is identified on
Schedule 3.13: (a) guarantees by any of the PRC Companies of any obligations other than guarantees of obligations of other PRC Companies; (b) indentures, notes, mortgages, installment obligations, capital leases or other instruments relating to the borrowing of money in excess of $250,000; (c) agreements or contracts that involved the receipt of monies by any of the PRC Companies and constituted the (i) 20 largest contracts or agreements by revenue of the PRC Companies as a whole for the year ended December 31, 1994, and for the nine months ended September 30, 1995, (ii) 10 largest contracts or agreements by revenue of the Information Technologies Group of the PRC Companies for the year ended December 31, 1994, and for the nine months ended September 30, 1995, (iii) 10 largest contracts or agreements by revenue of the Information Systems Group of the PRC Companies for the year ended December 31, 1994, and for the nine months ended September 30, 1995, (iv) 10 largest contracts or agreements by revenue of the Systems Integration Group of the PRC Companies for the year ended December 31, 1994, and for the nine months ended September 30, 1995 and (v) 10 largest contracts or agreements by revenue of the Applied Engineering Group of the PRC Companies for the year ending December 31, 1994 and for the nine months ended September 30, 1995; (d) contracts or agreements (including subcontracts) that involved the payment of at least $250,000 by any of the PRC Companies during the nine months ended September 30, 1995; (e) contracts or agreements limiting or restricting the ability of any PRC Company to compete or otherwise to conduct any business in any manner or place other than those relating to OCI Clauses and provisions of teaming and other similar agreements relating to the pursuit or performance of a contract; (f) grants of power of attorney, agency or similar authority to another Person (other than to a PRC Company or any director, officer or employee of a PRC Company); (g) contracts or agreements containing a right of first refusal; (h) any contract or agreement to which any Affiliate, officer or director of Seller, Seller's Parent, or any PRC Company is party (other than those constituting an Employee Benefit Plan or Benefit Arrangement); (i) any sales, marketing or international consulting or similar contract or agreement and any lobbying agreement; (j) any material distributor or sales representative contract or agreement (other than those where the PRC Company is the distributor or sales representative); and (k) any contract or agreement not made in the ordinary course of business that was entered into by a PRC Company in 1995 or that involves an executory obligation on the part of a PRC Company on the date of this Agreement or hereafter. Except as set forth on Schedule 3.13, to the knowledge of Seller, Seller's Parent and the PRC Companies, each Material Contract is valid and subsisting, and none of the PRC Companies is in default under any Material Contract, has waived any material rights under any Material Contract (other than releases executed in the ordinary course of business in connection with closing contracts or task orders) or has knowledge or notice that any party with whom it has a Material Contract is in default in a material respect under the Material Contract. Unless otherwise so noted on Schedule 3.13, each Material Contract was entered into in the ordinary course of business. True copies of the Material Contracts, including all amendments and supplements, have been delivered or otherwise will be made available to Buyer.

  Section 3.14.  Employee Benefit Matters.

   (a) Schedule 3.14 sets forth, as of the date of this Agreement, a list of all Employee Benefit Plans, all Multiemployer Plans and all collective bargaining agreements of the PRC Companies, and all material Benefit Arrangements. Except as set forth in Schedule 3.14, with respect to each of such Employee Benefit Plans, Multiemployer Plans, collective bargaining agreements and Benefit Arrangements, Seller has delivered or made available to Buyer, as applicable, copies of (i) the text of the formal plan document or other agreements, written policies or guidelines actually maintained by Seller's Parent, Seller, PRC or any of their Affiliates evidencing the terms of such Employee Benefit Plans and Benefit Arrangements, including amendments and, if applicable, the summary plan description, (ii) in the case of a collective bargaining agreement, the text of the collective bargaining agreement, (iii) in the case of a Pension Plan that is intended to qualify under Section 401 of the Code, the most recent IRS determination letter relating to the Pension Plan's qualification under Section 401 of the Code and the related trust's qualification under Section 501 of the Code, (iv) the trust agreements, insurance contracts or other documents that constitute all or a part of the funding vehicle, and (v) the most recent annual reports (IRS Form 5500s), including the schedules thereto.

   (b) Except as set forth in Schedule 3.14, all Employee Benefit Plans comply in all material respects with ERISA, the Code and any other applicable Law, each Benefit Arrangement has been maintained in material compliance with its terms and all applicable Laws, and the PRC Companies have performed in all material respects their obligations under each Employee Benefit Plan and Benefit Arrangement.

   (c) Except as set forth in Schedule 3.14, there are no Actions or Orders pending, or to the knowledge of Seller, Seller's

Parent or PRC, threatened, including proceedings before the IRS, the DOL or the PBGC, against any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, and, to the best knowledge of Seller and Seller's Parent, no facts exist which could give rise to any such Actions or Orders, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements.

   (d) Except as set forth in Schedule 3.14, no PRC Company has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of any of the PRC Companies.

   (e) Except as set forth in Schedule 3.14, none of the PRC Companies and, to the knowledge of Seller, Seller's Parent and the PRC Companies, no other Person has engaged in any non-exempt "Prohibited Transaction," as defined in
Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Benefit Plan.

   (f) Except as set forth in Schedule 3.14, none of the PRC Companies has incurred an outstanding "Accumulated Funding Deficiency," as defined in Section 302(a) of ERISA or Section 412(a) of the Code, with respect to any Pension Plan, nor is any Pension Plan subject to Title IV of ERISA.

   (g) Except as set forth in Schedule 3.14, none of the PRC Companies nor their ERISA Affiliates has incurred a "withdrawal" or "partial withdrawal," as defined in Section 4203 and 4205 of ERISA, from any Multiemployer Plan, which has resulted in an unpaid liability or could reasonably be expected to result in a liability of any of the PRC Companies.

  Section 3.15. Guarantees by Others. Schedule 3.15 sets forth a complete list of all Guarantees of Seller's Parent (or any of its Affiliates (other than a PRC Company)) for the benefit of Persons doing business with any of the PRC Companies.

  Section 3.16.  Tax Matters.

   (a) Each of the affiliated groups (as that term is defined in Section 1504(a) of the Code) of corporations of which the PRC Companies were members prior to and subsequent to April 28, 1989 (the "Affiliated Groups"), has filed consolidated federal Income Tax Returns and state Income Tax Returns filed on a consolidated or combined basis (the "Consolidated Returns") for all taxable years (other than years beginning on or after January 1, 1995) during which the PRC Companies were members of the Affiliated Groups. The Affiliated Groups have paid or adequately provided for (or will adequately provide for) all federal Income Taxes, state Income Taxes with respect to Tax Returns filed on a consolidated or combined basis, additions to tax, penalties and interest (collectively, the "Consolidated Taxes") applicable to the Affiliated Groups or to any members thereof, and the affiliated group of corporations of which the PRC Companies are members as of the date of this Agreement has adequately provided (or will adequately provide for) for all Consolidated Taxes that would be due if the current tax period ended at the close of business on the Closing Date. Other than the PRC Companies' membership in the Affiliated Groups, the PRC Companies have not been members of any affiliated group for any period not barred by the statute of limitations.

   (b) Except as set forth in Schedule 3.16, each of the PRC Companies has filed all federal, state, local and other Tax Returns (other than Consolidated Returns) (the "Individual Returns") required to be filed by it under applicable Laws, including estimated tax returns and reports, and each of the PRC Companies has paid all required federal, state and local income (other than Consolidated Taxes) and other taxes, additions to taxes, penalties and interest (the "Individual Taxes") due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between he date hereof and the Closing Date), except where such failure to file the Individual Returns or pay the Individual taxes would not have a Material Adverse Effect on the PRC Companies taken as a whole. Each of the PRC Companies has paid, withheld or adequately provided for (or will adequately provide for) any and all Individual Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transaction for which such taxes are due or would be due if the current tax period ended at the close of business on the Closing Date.

   (c) The federal Income Tax Returns of Seller, Seller's Parent and the PRC Companies have been audited by the IRS (or the time for the IRS to make an assessment for additional federal Income Taxes has expired) for the taxable years ended on or before September 30, 1990, but no taxable years ending thereafter. Except as set forth in Schedule 3.16, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the IRS on audit or otherwise that, by application of the same or similar principles, might result in a proposed deficiency affecting any of the PRC Companies for any other period not so examined.

   (d) Except as set forth in Schedule 3.16, no material proposed Taxes, addition to tax, interest, or penalties have been asserted against the Affiliated Groups or any member of the Affiliated Groups including any of the PRC Companies, except those that have been paid in full and those that would not have a Material Adverse Effect on the PRC Companies taken as a whole. Except as set forth in Schedule 3.16, there are no material agreements, waivers, or other arrangements providing for extensions of time in respect of the assessment or collection of any material unpaid Tax against the Affiliated Groups or any member of the Affiliated Groups affecting any of the PRC Companies, except those that would not have a Material Adverse Effect on the PRC Companies taken as a whole.

   (e) No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of any of the PRC Companies. None of the PRC Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the PRC Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the PRC Companies has disclosed on its federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Section 6662 of the Code. Except as set forth on
Schedule 3.16, none of the PRC Companies is a party to any Tax allocation or sharing agreement. None of the PRC Companies has any liability for the Taxes of any Person (other than any of the PRC Companies or the Affiliated Groups) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

  Section 3.17.  Environmental Matters.

   (a) Except as set forth in Schedule 3.17 and except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, each of the PRC Companies is in compliance with all applicable environmental Laws. Except as set forth in Schedule 3.17, the PRC Companies have obtained all permits, licenses and other authorizations that are required under applicable Laws relating to the protection of the environment, except where the failure to obtain such permits, licenses and other authorizations could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole. Except as set forth in Schedule 3.17, the PRC Companies are in compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole.

   (b) Except as set forth on Schedule 3.17 and except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, (i) none of the PRC Companies has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of any PRC Company or in connection with the conduct of the business of any PRC Company or in connection with the use of any current or former property or facility of any PRC Company, which has created or might reasonably be expected to create any condition or liability under any Laws or which would require investigation by, reporting to or notification of any Governmental Entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is or has been contained in or located at any facility of any PRC Company; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of the PRC Companies, whether before or during Seller's ownership thereof, has been and is being handled or dealt with in all respects in compliance with applicable Laws.

  Section 3.18. Insurance. The PRC Companies are, and at all times during the past five years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business of a similar size, except for professional liability insurance. Schedule 3.18 sets forth a list of the material insurance coverage in effect as of the date of this Agreement. None of the insurance carriers listed on Schedule 3.18 are related to or affiliated with Seller, Seller's Parent or the PRC Companies (other than Shenandoah Insurance, Inc.). None of the PRC Companies is in default under any of its insurance policies. None of Seller, Seller's Parent or any PRC Company has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies, except for cancellations deemed to occur as a result of the Closing of the transactions contemplated by this Agreement. Each of the PRC Companies has complied with and implemented all outstanding (i) requirements of and recommendations of any insurance company that has issued a policy to it and (ii) requirements and recommendations of the Board of Fire Underwriters or any other body exercising similar functions or any Governmental Entity with respect to any such insurance policy.

  Section 3.19. Banks. Schedule 3.19 sets forth, as of the date of this Agreement, the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the PRC Companies maintain safe deposit boxes or accounts of any nature, and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

  Section 3.20. Extraordinary Transactions and Material Adverse Effects. Except as set forth in Schedule 3.20, since September 30, 1995, (x) none of the PRC Companies has taken any action which would have required the consent of Buyer under Section 5.2 had such Section been in effect since September 30, 1995, (y) whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting any of the PRC Companies that has had or could reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole, and (z) none of the PRC Companies has made any management decisions involving any material change in its policies with regard to the provision of services, sales, purchasing or other business, financial, accounting (including reserves and amounts thereof, but excluding those required by GAAP) or Tax policies or practices.

  Section 3.21. Licenses; Permits. Except as set forth in Schedule 3.21, the PRC Companies have all licenses and permits (except as may be required under federal or state Tax Laws) of all Governmental Entities necessary to the conduct of the business of the PRC Companies on the date hereof, except where the failure to obtain such licenses or permits could not reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole.
Except as set forth in Schedule 3.21, all such licenses and permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the best knowledge of Seller, Seller's Parent and the PRC Companies, no suspension, cancellation or termination of any of such licenses or permits is threatened or imminent that could reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole.

  Section 3.22. Brokerage Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements, written or oral, made by or on behalf of Seller or Seller's Parent, or by or on behalf of any director, officer, employee, agent or Affiliate of Seller or Seller's Parent.

  Section 3.23.  Government Contracts.

   (a) During the past five (5) years no payment has been made by PRC or by any Person authorized to act on its behalf, to any Person in connection with any Government Contracts, in violation of applicable procurement Laws or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act or other Laws.

   (b) Except as set forth in Schedule 3.23, PRC's cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable Laws.

   (c) Except as set forth on Schedule 3.23 and except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, with respect to each and every Government Contract or Bid (including any exception taken therein), of the PRC Companies: (i) the PRC Companies have complied in all respects with all terms and conditions of each Government Contract and Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of Law therein; (ii) the PRC Companies have complied in all respects with all requirements of all applicable Law or agreements pertaining to each Government Contract or Bid;
(iii) all statements representations and certifications executed, acknowledged or set forth in, or pertaining to each Government Contract or Bid were, when given, complete and correct in all respects as of their effective date, and the PRC Companies have complied in all respects with all such statements, representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified the PRC Companies, either orally or in writing, that the PRC Companies have breached or violated any applicable Law, certification, representation or requirement pertaining to any Government Contract or Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to any Government Contract; (vi) no Governmental Entity has provided the PRC Companies with written notice of any cost incurred by the PRC Companies pertaining to such Government Contract which has been questioned, challenged or disallowed or has been the subject of any investigation; and (vii) no money due to the PRC Companies under any Government Contract has been (or has been attempted to be) withheld or set off, except for amounts withheld under contracts in the ordinary course of business.

   (d) Except as set forth in Schedule 3.23, neither the PRC Companies nor, to the best knowledge of Seller and Seller's Parent, any of their directors, officers, employees, consultants or agents engaged in the business of the PRC Companies is (or during the last three years has been) under administrative, civil or criminal investigation, indictment or information or equivalent official governmental charge or allegation by any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other matter arising under or relating to any Government Contract. Except as previously disclosed to Buyer in a writing by the PRC Companies specifically referencing this Section, (i) during the last two years, the PRC Companies have not conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement, omission or other matter arising under or relating to any Government Contract or Bid (other than those relating to employment and other similar Laws), and (ii) there is no irregularity, misstatement or omission or other matter arising under or relating to any Government Contract or Bid that has led or could reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in clause (i) of this sentence or the immediately preceding sentence or any other damage, penalty, assessment recoupment of payment or disallowance of cost that would have a Material Adverse Effect on the PRC Companies taken as a whole.

   (e) Except as set forth on Schedule 3.23 and except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, there exist (i) no outstanding claims, requests for equitable adjustment or other contractual action for relief against the PRC Companies, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Bid and (ii) no disputes between the PRC Companies and the U.S. Government under the Contract Disputes Act or any other federal statute or between any PRC Company and any prime contractor, subcontractor, vendor or other Person arising under or relating to any Government Contract or Bid. To the best knowledge of Seller and Seller's Parent, except as set forth in Schedule 3.23 and except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, no PRC Company has any interest in any pending or potential claim under the Contract Disputes Act against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid.

   (f) Except as set forth on Schedule 3.23, no PRC Company nor, to the best knowledge of Seller and Seller's Parent, any of their directors, officers, employees, consultants or agents is (or during the last three years has been) suspended or debarred from doing business with any Governmental Entity or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for contracting with any Governmental Entity.

   (g) The Government Contracts that contain OCI Clauses or other similar provisions that might restrict or preclude Buyer or any of its Affiliates from supplying products or services to any Governmental Entity or supplier thereto are set forth on Schedule 3.23.

  Section 3.24. Certain Labor Matters. Except as set forth on Schedule 3.24, there is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending or to the best knowledge of Seller, Seller's

Parent and the PRC Companies, threatened against or affecting any PRC Company.

  Section 3.25. Minute Books. The minute books of the PRC Companies accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of the PRC Companies. The stock record books of the PRC Companies reflect accurately all transactions in their respective capital stock of all classes.

  Section 3.26. Compliance with Law. Except as disclosed in the Schedules to this Agreement and except as would not have a Material Adverse Effect, the PRC Companies have conducted their respective businesses in accordance with applicable Laws in all respects, the forms, procedures and practices of the PRC Companies are in compliance with applicable Laws in all respects, and the use and operation of the assets of the PRC Companies are in compliance with applicable Laws in all respects.

  Section 3.27.  Certain Interests.  Except as set forth on Schedule 3.14 or
3.27 or disclosed in the Financial Statements, no Affiliate of Seller, Seller's Parent or any PRC Company, nor any officer or director of any thereof, has any material interest in any property used in or pertaining to the PRC Companies; no such Person is indebted or otherwise obligated to any PRC Company; and no PRC Company is indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth on Schedule 3.27, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from any PRC Company or the successor or assign of any thereof to any Person.

  Section 3.28.  Intercompany Transactions.  Except as set forth on Schedule
3.28 or disclosed in the Financial Statements, (x) no PRC Company has engaged in any transaction with Seller or Seller's Parent, (y) no PRC Company has any liabilities or obligations to Seller or Seller's Parent and (z) neither Seller or Seller's Parent has any obligations to any PRC Company. Except as set forth on Schedule 3.27 or as otherwise expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from any PRC Company or the successor or assign of any thereof to Seller or Seller's Parent.

  Section 3.29. Accuracy of Information. None of the information supplied or to be supplied by or on behalf of Seller, Seller's Parent or any PRC Company to any Person for inclusion in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement did contain, or at the respective times such information is or was delivered, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date, Seller shall have notified Buyer of any such information that shall have become untrue or misleading in any material respect subsequent to delivery, and shall have notified Buyer in writing of the reason for such change. All documents required to be filed by Seller, Seller's Parent, or any PRC Company with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

  Section 3.30.  Inventories; Receivables; Loss Contracts.

   (a) Except as set forth or reserved against in the Financial Statements, all inventories of the PRC Companies are of good merchantable quality and salable or currently usable in the ordinary course of business.

   (b) All receivables of the PRC Companies arose from bona fide transactions in the normal and ordinary course of business consistent with past practice and, except as set forth or reserved against in the Financial Statements, are the valid and legally binding obligations of the Persons obligated to pay such accounts receivable.

   (c) Except as set forth on Schedule 3.30 or as set forth or reserved against in the Financial Statements, no Contract Loss exists with respect to any Government Contracts or other contracts to which any PRC Company is a party or with respect to any Bids. Those Government Contracts, contracts or Bids for which a Contract Loss is not deemed to exist because, after consideration of existing reserves, the sales price therefor is equal to or less than $100,000 less than the sum of the cost incurred to date and the expected cost to complete, with all costs determined in accordance with GAAP on a basis consistent with prior periods, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole.

  Section 3.31. Bids. Except as disclosed in Schedule 3.31, no PRC Company has submitted any Bid relating to its business which is currently outstanding and which, if accepted or awarded, would result in a Government Contract where the volume of purchases of materials, supplies, goods, services, equipment or other assets from such PRC Company in connection with its business under any such resulting Government Contract could be reasonably expected to exceed $2,000,000. Schedule 3.31 identifies each such Bid. All cost or pricing data submitted or certified in connection with Bids are current, accurate and complete in accordance with the Truth in Negotiations Act, as amended, and the rules and regulations thereunder.

  Section 3.32. Customer-Furnished Property or Equipment. Except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, all personal property, equipment and fixtures loaned, bailed or otherwise furnished to a PRC Company by or on behalf of the U.S. Government that are or should be in the possession of a PRC Company ("Customer-Furnished Items") are in a good state of maintenance and repair (except for ordinary wear and tear), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and, unless returned to the U.S. Government, shall be in the possession of a PRC Company on the Closing Date. Except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, each PRC Company has complied in all respects with all of its obligations relating to the Customer-Furnished Items, and upon the return thereof to the U.S. Government in the condition thereof on the date hereof, would have no liability to the U.S. Government with respect thereto. Except as would not have a Material Adverse Effect on the PRC Companies taken as a whole, Buyer will incur no liability to the U.S. Government as a result of any PRC Company's failure to keep records, maintain or possess property furnished to a PRC Company by or on behalf of the U.S. Government.

  Section 3.33.  Product Warranty; Product Liability.  Except as set forth on
Schedule 3.33 or provided for in the Financial Statements, no PRC Company has committed any act, and there has been no omission by any PRC Company, which may reasonably be expected to result in, and there has been no occurrence relating to any product or service of any PRC Company which may reasonably be expected to result in product liability or liability for breach of warranty (whether covered by insurance or not) on the part of any PRC Company, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date, except where such act, omission or occurrence would not have a Material Adverse Effect on the PRC Companies taken as a whole.

  Section 3.34. Backlog. PRC has provided to Buyer a copy of its written policies and procedures concerning backlog.

Schedule 3.34 sets forth the backlog of the PRC Companies as of September 30, 1995, together with the dollar amount of the backlog that is characterized as "funded" in accordance with PRC's policies and procedures.

  Section 3.35. Clearances. Each PRC Company and each officer, director, employee, consultant or agent (to the extent such agent or consultant is material to the performance by a PRC Company of any contract) has all facility clearances or personnel clearances, as the case may be, that, if transferred to Buyer, are sufficient to allow Buyer to conduct each PRC Company's business as now conducted by such PRC Company. Except as disclosed in Schedule 3.35, Seller has no knowledge of any proposed or threatened termination of any material personnel or facility security clearance relating to the business of any PRC Company (whether or not such clearance is collateral or special access).

  Section 3.36. Government Contracting Audits. Schedule 3.36 sets forth a list and description of each open audit or investigation report, or in the absence thereof, a draft thereof, received by any PRC Company by any Governmental Entity (other than routine audits by resident auditors, none of which is material to the business or prospects of the business of the PRC Companies), which pertains to any Government Contract and which has resulted in an allegation or a notice of violation of any applicable Law or Government Contract or of any violation of or deficiency in company policies or procedures by any PRC Company, and which has not been closed or otherwise resolved.

  Section 3.37.  Government Contracting Audits Settlement Agreements.  Schedule
3.37 sets forth a list and description of each settlement agreement between any PRC Company and the U.S. Government which will have a binding effect on any PRC Company after the Closing Date, and under which any PRC Company has material unperformed obligations.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to and for the benefit of Seller and Seller's Parent as follows:

  Section 4.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation, and has full corporate power and authority to carry on its businesses as it is now being conducted. Buyer is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole.

  Section 4.2. Investment Representation. Buyer is aware that the PRC Shares are not registered under the Securities Act. Buyer possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder. Buyer is acquiring the PRC shares for its own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the PRC Shares will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

  Section 4.3. Execution and Effect of Agreement. Buyer has the corporate power and authority to enter into this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions and contemplated hereby have been duly authorized by all necessary corporate action of Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other Laws affecting the rights of creditors generally.

  Section 4.4. Restrictions. Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any of the provisions of the charter or by-laws of Buyer, or (b) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Buyer is a party or to which it or its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination or default would not have a Material Adverse Effect on Buyer.

  Section 4.5. Consents. Except (a) for filing, consents, approvals and authorizations the failure to obtain or make would not have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole, (b) as set forth in
Schedule 4.4 or Schedule 4.5, and (c) for filings, consents, approvals and authorizations pursuant to the H-S-R Act, no filing, consent, approval or authorization of any Governmental Entity or of any third party on the part of Buyer is required in connection with the execution and delivery of this Agreement or any instrument contemplated hereby or the consummation of any of the transactions contemplated hereby.

  Section 4.6. Litigation. Except as set forth in Schedule 4.6, there is no action at law or in equity, arbitration proceeding or a governmental investigation pending, or to the knowledge of Buyer threatened, against Buyer in respect of this Agreement or any of the Transactions contemplated hereby that would prevent the consummation of any of the transactions contemplated hereby.

  Section 4.7. Financing. Buyer has available to it sufficient financing to enable it to consummate the transaction contemplated by this Agreement.

  Section 4.8. Brokerage Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements, written or oral, made by or on behalf of Buyer or by or on behalf of any director, officer, employee, agent or Affiliate of Buyer.





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

                                   ARTICLE V

             COVENANTS AND AGREEMENTS OF SELLER AND SELLER'S PARENT

  Seller and Seller's Parent jointly and severally covenant and agree for the benefit of Buyer as follows:

  Section 5.1. Access to Information. Except as prohibited or limited by Law, Seller and Seller's Parent shall cause the PRC Companies, from and after the date of this Agreement and until the Closing Date, to give Buyer and its employees, counsel and advisors, full and complete access upon reasonable notice during normal business hours, to all properties, agreements, books, records and all other information (including any routinely prepared reports and financial information) with respect to the business of the PRC Companies as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss their respective businesses with such other Persons as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the business of the PRC Companies, obtaining any necessary approvals of or permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and business of the PRC Companies.

  Section 5.2. Conduct and Preservation of Business Prior to Closing.

   (a) Except as contemplated by this Agreement, Seller and Seller's Parent shall use their best efforts to preserve the business of each of the PRC Companies and to preserve the goodwill of customers, suppliers and others having business relations with the PRC Companies. Seller will consult with Buyer concerning, and

Seller will cooperate to keep available to Buyer, the services of the officers and employees of the PRC Companies that Buyer may wish to have the PRC Companies retain. Nothing in this Section shall obligate Buyer or the PRC Companies after the Closing to retain or offer employment to any officer or employee of the PRC Companies. (b) Seller agrees that the business of the PRC Companies will be conducted in the ordinary course and, except as required by this Agreement or pursuant to the written consent of Buyer (which consent shall not be unreasonably withheld), the PRC Companies shall not:

     (i) amend their charters or by-laws (or other similar organizational document);

     (ii) except (x) as required by applicable Laws or existing collective bargaining agreements, Employee Benefit Plans, Multiemployer Plans or Benefit Arrangements or (y) as otherwise required by this Agreement or the Schedules hereto, enter into or amend any collective bargaining agreement, Employee Benefit Plan, Multiemployer Plan or Benefit Arrangements;

     (iii) sell, mortgage, pledge, or otherwise dispose of any substantial portion of their assets or properties;

     (iv) merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

     (v) authorize for issuance, issue or sell any additional shares of their capital stock or any securities or obligations convertible into shares of their capital stock or issue



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

or grant any option, warrant or other right to purchase any shares of its capital stock;

     (vi) except for any indebtedness or obligations that will be eliminated or cancelled in accordance with Section 5.6, incur or agree to incur any obligation for borrowed money;

     (vii) except as required by their terms, amend in any material respect, terminate, renew/fail to renew or renegotiate in any material respect any Material Contract, or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract other than pursuant to a Bid outstanding as the date of this Agreement, or take any action that would jeopardize the continuance of its material supplier or customer relationships;

     (viii)  terminate, amend or fail to renew any existing insurance coverage;

     (ix) terminate or fail to renew or preserve any material permits, except to the extent such permit is no longer required;

     (x) except pursuant to an Employee Benefit Plan or Benefit Arrangement in effect on the date of this Agreement and except for any indebtedness or obligations that will be eliminated or cancelled in accordance with Section 5.6, make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for



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

the benefit of any director, officer, employee, stockholder or any of their respective associates or Affiliates;

     (xi) except for cash dividends or distributions, declare, issue, make or pay any dividend or other distribution of assets to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its equity securities;

     (xii) make any capital expenditures or commitments with respect thereto aggregating more than $7,000,000;

     (xiii) except in the ordinary course of business in connection with the performance of a contract, dispose of, license or permit to lapse any rights to the use of any Intellectual Property or dispose of, license or disclose any Intellectual Property not a matter of public knowledge;

     (xiv) make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or significant procedure; or

     (xv) agree to or make any commitment to take any actions prohibited by this Section 5.2.

  Section 5.3. Public Statements. Neither Seller nor Seller's Parent, nor any of their Affiliates, shall release any information concerning this Agreement or the transactions contemplated hereby that is intended for or may result in general public dissemination thereof without the prior consent of Buyer, unless
(a) in the opinion of counsel to Seller and Seller's Parent, the release of such information is required by Law, and (b) prior to the release of such information Seller's Parent shall provide Buyer with a copy of such counsel's opinion.

  Section 5.4. H-S-R Act. Seller and Seller's Parent shall promptly make any and all filings that are or may be required under the H-S-R Act. Seller shall cooperate and use reasonable efforts to ensure that any pre-acquisition waiting period required by the H-S-R Act expires or is otherwise terminated, and shall cause the PRC Companies to comply promptly with any requests made pursuant to such act or the regulations thereunder.

  Section 5.5. Consents. Seller and Seller's Parent each shall use reasonable efforts to obtain all consents, waivers and authorizations and make all filings with and give all notices that may be necessary or reasonably required to consummate the transactions contemplated hereby. If as a condition to receiving any such consents, waivers or authorizations money must be paid to any third party, Seller and Seller's Parent shall be responsible for one-half of all such amounts.

  Section 5.6. Certain Indebtedness and Intercompany Accounts. On or before the Closing Date, Seller's Parent shall cause Seller and each of Seller's Parent's Subsidiaries to contribute to the equity of PRC all net intercompany amounts due between Seller's Parent and its Subsidiaries (other than the PRC Companies) on the one hand, and the PRC Companies on the other hand (including but not limited to amounts relating to intercompany accounts receivable and promissory notes but excluding amounts relating to intercompany accounts that are of a type included in the Financial Statements as Corporate Pass Through Charges and contemplated by Note 2 to the Financial Statements), and shall cause such intercompany amounts to be eliminated or cancelled on or prior to the Closing Date. The transactions contemplated by this Section will have no Material Adverse Effect on any PRC Company.

  Section 5.7. Delivery of Information After Closing. Within 30 days of the Closing Date, Seller and Seller's Parent shall deliver to Buyer all books and records of PRC in Seller's and Seller's Parent's possession.

  Section 5.8. Use of Certain Words, Trademarks and Tradenames. Within 30 calendar days after the Closing Date, Seller and Seller's Parent shall cause Seller, Seller's Parent and their Affiliates not to use the letters PRC. In addition, neither Seller nor Seller's Parent, or any of their Affiliates, shall use any trademark, logo or tradename of PRC or any Affiliate of PRC, or any trademarks, logos or tradenames that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet on any of its signs, products, correspondence, forms, manuals, shipping cartons, buildings or vehicles, or any other manner whatsoever. Within 60 calendar days after the Closing, Seller shall take and cause to be taken all action necessary to change Seller's corporate name to delete "PRC" therefrom.

  Section 5.9. Notification of Certain Matters. Seller will promptly notify Buyer of any event of which Seller obtains knowledge which has had or could reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole or which if known as of the date hereof would have been required to be disclosed to Buyer. Seller will promptly notify Buyer of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Seller to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of Seller or the conditions to Buyer's obligations hereunder.

  Section 5.10.  Noncompetition.

   (a) Restrictions on Competitive Activities. Seller agrees that after the Closing Buyer and PRC shall be entitled to the goodwill and going concern value of the business of the PRC Companies and to protect and preserve the same to the maximum extent permitted by Law. Seller also acknowledges that its management contributions to the business of the PRC Companies have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the PRC Companies. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees that for a period of three years after the date hereof neither Seller nor any of Seller's Affiliates will, directly or indirectly, for its own benefit or as agent for another carry on or participate in the ownership, management or control of, or the financing of, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Buyer or the PRC Companies in activities in which any of the PRC Companies is engaged as of the Closing Date (a "Competing Business").

   (b) Exceptions. Nothing contained herein shall limit the right of Seller as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided Seller's equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership. Notwithstanding any provisions of this Section 5.10 to the contrary, if Seller's Parent or any of its Affiliates acquires any Person that is engaged in a Competing Business, Seller's Parent and its Affiliates shall not be deemed to be in violation of this Section 5.10 provided that (i) the Competing Business represents less than one-third of the gross revenues of the acquired Person for the acquired Person's most recent completed fiscal year and
(ii) Seller's Parent or its Affiliates use reasonable and diligent efforts to divest the operations of such Competing Business subsequent to such acquisition.

   (c) Restrictions on Soliciting Employees. In addition, to protect Buyer against any efforts by Seller or any of Seller's Affiliates to cause employees of the PRC Companies as of the date of this Agreement to terminate their employment, Seller agrees that for a period of three years following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly (i) induce any employee of the PRC Companies as of the date of this Agreement with a then current compensation of more than $50,000 annually to leave any of the PRC Companies or to accept any other





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

employment or position, or (ii) assist (other than normal employment recommendations) any other Person in hiring any such employee.

   (d) Special Remedies and Enforcement. Seller recognizes and agrees that a breach by Seller or any of its Affiliates of any of the covenants set forth in this Section 5.10 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller and its Affiliates, in addition to any other rights and remedies which are available to Buyer. If this Section 5.10 is more restrictive than permitted by the Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 5.10 shall be limited to the extent required to permit enforcement under such Laws.

  Section 5.11. Nondisclosure of Proprietary Data. Neither Seller nor any of its Affiliates or representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the business or policies of the PRC Companies that Seller or any Affiliate or representative of Seller may have learned as a shareholder, employee, officer or director of the PRC Companies. In addition, except as required by Law or legal process neither Seller nor any of its Affiliates or representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the business or policies of the PRC Companies which may have been learned in any such capacity.

  Section 5.12. No Solicitation. From the date of this Agreement to the Closing Date or earlier termination of this Agreement, Seller and its Affiliates and representatives will not directly or indirectly make, entertain, solicit or encourage inquiries or proposals, enter into or conduct discussions, or negotiate or enter into an agreement with any party other than Buyer for the divestiture of any or all of the PRC Companies or their respective assets, whether by way of an asset or stock sale, partnership, joint venture, merger, consolidation or other transaction.

  Section 5.13. Novations. In the event any Governmental Entity requires Government Contract Novations, Seller and Seller's Parent shall cooperate with the PRC Companies to promptly obtain such Government Contract Novations and shall execute the novation agreements required by any Governmental Entity.

                                   ARTICLE VI

                       COVENANTS AND AGREEMENTS OF BUYER

  Buyer covenants and agrees for the benefit of Seller and Seller's Parent as follows:

  Section 6.1. Public Statements. Buyer shall not release any information concerning this Agreement or the transactions contemplated hereby that is intended for or may result in general public dissemination thereof without the prior consent of Seller's Parent, unless (a) in the opinion of counsel to Buyer, the release of such information is required by Law, and (b) prior to the release of such information Buyer shall provide Seller's Parent with a copy of such counsel's opinion.

  Section 6.2. H-S-R Act. Buyer shall promptly make any and all filings that are or may be required under the H-S-R Act. Buyer shall cooperate and use reasonable efforts to ensure that any pre-acquisition waiting period required by the H-S-R Act expires or is otherwise terminated, and shall comply promptly with any requests made pursuant to the H-S-R Act or the regulations thereunder.

  Section 6.3. Consents. Buyer shall use reasonable efforts to obtain all consents, waivers and authorizations and make all filings with and give all notices that may be necessary or reasonably required to consummate the transactions contemplated hereby. If as a condition to receiving any such consents, waivers or authorizations money must be paid to any third party, Buyer shall be responsible for one-half of all such amounts.

  Section 6.4. Guarantees. Buyer shall take all steps reasonably necessary to provide Guarantees for or on all contracts, documents, instruments and other agreements or obligations for which Seller's Parent or any of its Subsidiaries (other than Subsidiaries that are PRC Companies) has issued Guarantees for the benefit of Persons doing business with any of the PRC Companies that are listed in Schedule 3.15 and any such Guarantees executed by Seller's Parent or any of its Subsidiaries (other than Subsidiaries that are PRC Companies) subsequent to the date of this Agreement and prior to Closing in compliance with Section 5.2. Buyer will endeavor to provide all such Guarantees within 60 days of the Closing Date. Buyer shall use reasonable efforts to assist

Seller's Parent and its Subsidiaries (other than Subsidiaries that are PRC Companies) to obtain full and complete releases on each of the Guarantees referenced in the preceding sentence, which reasonable efforts shall include but not be limited to providing any financial information about Buyer reasonably requested by the Persons for whose benefit the respective Guarantees were made. The provisions of this Section 6.4 shall not apply to any Guarantees relating to payments under the "PRC Supplemental Executive Retirement Plan."

  Section 6.5. Certain Employee Benefit Matters.

   (a) Buyer shall take all action required or appropriate to cause each of the PRC Companies to fulfill its obligations under all Benefit Arrangements, Employee Benefit Plans and Multiemployer Plans listed in Schedule 3.14 that are sponsored or maintained by any of the PRC Companies for so long as any such Arrangements and Plans are sponsored or maintained by any of the PRC Companies.

   (b) Buyer acknowledges that certain Employees of the PRC Companies may be entitled to benefits under the Incentive Compensation Plans, the Special Severance Plans or other Benefit Arrangements involving severance or termination benefits. Buyer assumes the obligations of Seller's Parent and the PRC Companies under the Incentive Compensation Plans, the Special Severance Plans and such other Benefit Arrangements in respect of the Employees and agree to pay any benefits to the Employees that the Employees may be entitled to receive under the Incentive Compensation Plans, the Special Severance Plans and such other Benefit Arrangements. Buyer shall not assume or have any obligations with respect to (x) the

 "Black & Decker -- PRC Inc. Change in Control Agreements" and (y) the "PRC Supplemental Executive Retirement Plan."

   (c) For at least 12 months following the Closing Date, Buyer will ensure that the PRC Companies continue to provide benefits that are, in the aggregate, substantially comparable to those provided under the Employee Benefit Plans and Benefit Arrangements as in effect immediately prior to the Closing Date for the benefit of all eligible Employees and their dependents. Nothing in this
Section 6.5 shall obligate Buyer or any PRC Company to sponsor or maintain any specific Employee Benefit Plan or Benefit Arrangement for any period of time after the Closing Date.


  Section 6.6. Preservation of and Access to Certain Information After Closing. Except as prohibited or limited by Law, Buyer shall cause the PRC Companies, until three years after the Closing Date or, with respect to Tax matters, until the expiration of the applicable statute of limitations (including any extensions thereof), to give Seller and Seller's Parent, and Seller's and Seller's Parent's employees, counsel and advisors, full and complete access upon reasonable notice during normal business hours, to all properties, agreements, records and affairs of the PRC Companies, and will provide copies of such information concerning the PRC Companies (with respect to periods prior to the Closing) as Seller and Seller's Parent may reasonably request, including but not limited to full and complete access in connection with the preparation and determination of the Proposed Net Asset Amount and the Final Net Asset Amount (and the resolution of any





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

disputes in respect thereof), or the preparation of any Tax Returns for the Affiliated Groups, or in connection with or in anticipation of any audit by any federal, state or local Tax Authorities of the Affiliated Groups. From and after the Closing Date, Buyer shall preserve all books and records of PRC in Buyer or any of the PRC Companies' possession for a period of eight years, provided, however, that Buyer shall not destroy or dispose of such books and records without giving notice to Seller and Seller's Parent of such pending destruction or disposal and offering Seller and Seller's Parent the right and opportunity to copy such books and records.

  Section 6.7. Use of Certain Words, Trademarks and Tradenames. Whether or not Buyer or any of the PRC Companies has obtained, directly or indirectly, any right, title or interest in or to the use of the words "The Black & Decker Corporation" or "Emhart Corporation," or any derivatives thereof, or the letters B&D, by virtue of Buyer's purchase of the PRC Shares or otherwise, neither Buyer nor any of the PRC Companies shall use, and Buyer and each of the PRC Companies shall cause after the Closing Date the PRC Companies not to use, the words "The Black & Decker Corporation" or "Emhart Corporation," or any derivative thereof, or the letters B&D. In addition, neither Buyer nor any of the PRC Companies shall use, and Buyer and each of the PRC Companies shall cause within 90 calendar days after the Closing Date the PRC Companies not to use, any trademark, logo or tradename of Seller's Parent or Emhart, or any Affiliate of Seller's Parent or Emhart (other than those relating exclusively to the business of the PRC Companies and transferred to Buyer or the PRC Companies under the terms of this Agreement), or any trademarks, logos or tradenames that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet on any of its signs, products, correspondence, forms, manuals, shipping cartons, buildings or vehicles, or in any other manner whatsoever.

  Section 6.8. Intercompany Accounts. Buyer shall take, and shall cause PRC and its successors and Subsidiaries to take, all actions and to do, or cause to be done, all things necessary, proper and appropriate to give effect to the contribution to the equity of PRC all net intercompany amounts contemplated to be contributed, eliminated or cancelled on or prior to the Closing Date by
Section 5.6.

  Section 6.9. Notification of Certain Matters. Buyer shall give prompt notice to Seller of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of Buyer or the conditions to Buyer's obligations hereunder.

                                  ARTICLE VII

                       CONDITIONS OF OBLIGATIONS OF BUYER

  The obligations of Buyer to consummate the purchase of the PRC Shares on the Closing Date and to perform their other covenants and



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

agreements in accordance with the terms and conditions of this Agreement are subject to each of the conditions set forth below:

  Section 7.1. Representations and Warranties True. Except as otherwise permitted or contemplated by this Agreement and except for representations and warranties that by their terms speak only as of a specified date, each of the representations and warranties of Seller and Seller's Parent contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

  Section 7.2. Covenants and Agreements -- No Default. Neither Seller nor Seller's Parent shall be in material default in respect of any obligation under this Agreement and Seller and Seller's Parent shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller or Seller's Parent prior to or as of the Closing Date.

  Section 7.3. No Material Adverse Change. Since the date of this Agreement, none of the PRC Companies shall have suffered a change in its business or financial condition that has had or could reasonably be expected to have a Material Adverse Effect on the PRC Companies taken as a whole

  Section 7.4. H-S-R Act. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the H-S-R Act shall have expired or otherwise terminated.

  Section 7.5. Consents. Seller and Seller's Parent shall have obtained all third-party and governmental consents required





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

for the consummation of the transactions contemplated by this Agreement that are set forth in Schedule 7.5.

  Section 7.6. Closing Documents. Seller and Seller's Parent shall have provided Buyer with all of the documents required by Section 9.2 to be delivered at Closing by Seller.

  Section 7.7. No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transfer of the PRC Shares. No Action shall be pending or threatened by any Governmental Entity (i) challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit or make materially more costly the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with such transactions or (ii) which has had or would be reasonably likely to have a Material Adverse Effect on the PRC Companies taken as a whole, and no Order shall have been issued which would have the effect of or require anything set forth in clause (i) or clause (ii) above.

  Section 7.8. Resignation of Directors. Any directors of the PRC Companies who are also employees or officers of Seller's Parent or any of its Affiliates (other than the PRC Companies) shall have submitted their resignations in writing to such PRC Companies. Such resignations of directors (in such capacity) shall be effective as of the Closing.

  Section 7.9. Resignation of Officers. Any officers or employees of the PRC Companies who are also employees or officers of Seller's Parent or any of its Affiliates (other than the PRC





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

Companies) shall have submitted their resignations in writing to such PRC Companies. Such resignations of officers and employees (in such capacity) shall be effective as of the Closing.

  Section 7.10 OCI Clauses. The OCI Clauses contained in contracts or agreements to which any of the PRC Companies is a party or by which any of the PRC Companies is obligated could not reasonably be expected in the aggregate to have a Material Adverse Effect on either the PRC Companies taken as a whole or any significant business division or line of business of Buyer and its Subsidiaries.

                                  ARTICLE VIII

            CONDITIONS OF OBLIGATIONS OF SELLER AND SELLER'S PARENT

  The obligation of Seller and Seller's Parent to consummate the sale of the PRC Shares on the Closing Date and to perform its other covenants and agreements in accordance with the terms and conditions of this Agreement are subject to each of the conditions set forth below.

  Section 8.1. Representations and Warranties True. Except as otherwise permitted or contemplated by this Agreement and except for representations and warranties that by their terms speak only as of a specified date, each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

  Section 8.2. Covenants and Agreements -- No Default. Buyer shall not be in material default in respect of any obligation under this Agreement and Buyer shall have performed or complied in all



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

material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer prior to or as of the Closing Date.

  Section 8.3. H-S-R Act. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the H-S-R Act shall have expired or otherwise terminated.

  Section 8.4. Consents. Buyer shall have obtained all third-party and governmental consents required for the consummation of the transactions contemplated by this Agreement that are set forth in Schedule 8.4.

  Section 8.5. Closing Documents. Buyer shall have provided Seller with all of the documents required by Section 9.3 to be delivered at Closing by Buyer.

  Section 8.6. No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transfer of the PRC Shares. No Action shall be pending or threatened by any Governmental Entity challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit or make materially more costly the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with such transactions and no Order shall have been issued which would have the effect of or require anything set forth above.



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



                                   ARTICLE IX

                                    CLOSING

  Section 9.1. Closing. The Closing shall take place at the offices of O'Melveny & Myers, 555 13th Street, N.W., Washington, D.C. 20004, at 10:00 a.m., on January 31, 1996, or at such other place and at such other time and date as may be mutually agreed upon by Buyer and Seller, upon fulfillment of
(a) all the conditions set forth in ARTICLE VII that have not been waived by Buyer, and (b) all the conditions set forth in ARTICLE VIII that have not been waived by Seller. If such conditions have not been fulfilled or waived by such date, the Closing shall take place within five business days after fulfillment or waiver of all such conditions but in no event later than March 31, 1996, unless otherwise mutually agreed to in writing by Buyer and Seller. All proceedings to be taken and all documents to be executed and delivered by Seller and Seller's Parent in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed or delivered.



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

  Section 9.2. Documents to be Delivered by Seller and Seller's Parent. At the Closing, Seller and Seller's Parent shall deliver, or shall cause to be delivered, to Buyer the following:

   (a) Certificates representing the PRC Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank and in proper form for transfer on the books of PRC;

   (b) A certificate of the Secretary or an Assistant Secretary of each of Seller and Seller's Parent, dated the Closing Date, setting forth the resolutions of the Boards of Directors of Seller and Seller's Parent, respectively, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

   (c) A certificate of a senior executive officer of each of Seller and Seller's Parent certifying that (i) except as otherwise permitted or contemplated by this Agreement and except for representations and warranties that by their terms speak as of a specified date other than the Closing Date each of the representations and warranties of Seller and Seller's Parent contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date and
(ii) neither Seller nor Seller's Parent is in material default in respect of any obligation under this Agreement and Seller and Seller's Parent have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller or Seller's Parent prior to or as of the Closing Date;

   (d) A good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date, in respect of PRC;

   (e) Modifications to Schedules 3.10, 3.12 and 3.13 reflecting events occurring subsequent to the date hereof, provided that (i) no item may be added to Schedule 3.10 unless (x) Seller confirms in writing that such item is a Pre-Closing Claim subject to Section 11.4 hereof and (y) Seller acknowledges in writing that Buyer may assert such item, alone or together with other matters, as the basis of a material adverse change as contemplated by Section 7.3 (it being understood that such acknowledgement is not a concession by Seller that such item constitutes a material adverse change as contemplated by Section 7.3), (ii) no item may be deleted from Schedule 3.12, and (iii) no Material Contract shall be added to or deleted from Schedule 3.13 unless a PRC Company entered into or terminated such Material Contract, or permitted such Material Contract to expire, in compliance with Section 5.2; and

   (f) Such other documents, instruments or agreements as may be reasonably requested by Buyer to effectuate the transactions contemplated by this Agreement.

  Section 9.3. Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller and Seller's Parent the following:



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

   (a) A wire transfer of funds to the account designated by Seller in an amount equal to the Purchase Price, as provided in Section 2.2;

   (b) A certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, setting forth copies of the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the Consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

   (c) A certificate of a senior executive officer of each of Buyer certifying that (i) except as otherwise permitted or contemplated by this Agreement and except for representations and warranties that by their terms speak as of a specified date other than the Closing Date, each of the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date and (ii) Buyer is not in material default in respect of any obligation under this Agreement and Buyer has performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer prior to or as of the Closing Date; and

   (d) Such other documents, instruments or agreements as may be reasonably requested by Seller and Seller's Parent to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE X

                                  TERMINATION

  Section 10.1. Right to Terminate Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing only as follows:

   (a)   by mutual written consent of Buyer and Seller and Seller's Parent; and

   (b) by any of the parties to this Agreement, upon written notice to the other parties, at any time after March 31, 1996, except that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to (i) Seller and Seller's Parent if the failure to consummate the Closing on or before such date was caused by or resulted from Seller's or Seller's Parent's failure to fulfill any of its obligations under this Agreement or (ii) Buyer if the failure to consummate the Closing on or before such date was caused by or resulted from Buyer's failure to fulfill any of their obligations under this Agreement.

  Section 10.2.  Effect of Termination.

   (a) In the event this Agreement is terminated pursuant to Section 10.1(a), then all further obligations of the parties hereto shall become null and void and no party shall have any liability to any other party.

   (b) In the event this Agreement is terminated by Buyer pursuant to Section 10.1(b) at a time when any of the conditions to its obligations set forth in
ARTICLE VII shall not have been satisfied or waived in writing, then Buyer shall be entitled to pursue all legal and equitable remedies for breach of contract and



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



damages, including but not limited to any out-of-pocket expenses actually incurred by Buyer.

   (c) In the event this Agreement is terminated by Seller and Seller's Parent pursuant to Section 10.1(b) at a time when any of the conditions to their obligations set forth in ARTICLE VIII shall not have been satisfied or waived in writing, then Seller and Seller's Parent shall be entitled to pursue all legal and equitable remedies for breach of contract and damages, including but not limited to any out-of-pocket expenses actually incurred by Seller and Seller's Parent.

   (d) Notwithstanding the provisions of this Section 10.2, the obligations of the parties hereto under the Confidentiality Agreement shall survive any termination of this Agreement by either party to this Agreement.

                                   ARTICLE XI

              ADDITIONAL COVENANTS AND AGREEMENTS; INDEMNIFICATION

  Section 11.1.  Taxes.

   (a) Seller's Parent or Seller (on behalf of the PRC Companies) shall timely and accurately file or cause to be filed all Tax Returns for Income Taxes and all foreign Taxes (including the filing of any state or local Tax Returns that include the result of the Section 338(h)(10) Election) of the PRC Companies due after the date hereof for any taxable year or taxable period ending on or before the Closing Date, including any taxable period that ends at the end of the Closing Date as a result of the Section 338(h)(10) Election (a "Pre-Closing Period").





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



   (b) Subject to the provisions of Section 11.1(c), Seller's Parent and Seller shall pay and be responsible for, shall indemnify and hold harmless Buyer and the PRC Companies (the "Buyer Group") against, and shall be entitled to all refunds and credits of, (i) Income Taxes and all foreign Taxes (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to such Taxes) with respect to the PRC Companies for any Pre-Closing Period, including any liability for Income Taxes and all foreign Taxes arising out of the inclusion of any of the PRC Companies in any Consolidated Returns, and further including any liability for Income Taxes arising as a result of the Section 338(h)(10) Election, and (ii) all Taxes (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to Taxes) with respect to Seller's Parent and any member of the Affiliated Groups (other than the PRC Companies) for all taxable periods whatsoever. Buyer shall, promptly after the receipt thereof, remit to Seller's Parent any Income Tax or foreign Tax refund received by Buyer, Buyer's Parent or any of the PRC Companies to the extent such refund relates to a Pre-Closing Period. Seller's Parent or Seller shall promptly, after the receipt thereof, remit to Buyer any Tax refund received by Seller's Parent or Seller to the extent such refund relates to any Tax paid by or on behalf of the PRC Companies, other than an Income Tax or foreign Tax refund related to a Pre-Closing Period. Notwithstanding the provision of this
Section 11.1(b), neither Seller nor Seller's Parent shall be responsible for or shall be required to indemnify or hold harmless Buyer or any of the PRC Companies for any Taxes that are reimbursed under any contracts of any of the PRC Companies; provided, however, that Buyer shall cause the appropriate PRC Company to use its reasonable best efforts to seek reimbursement for such Taxes under the applicable contract.

   (c) No member of the Buyer Group shall be entitled to indemnification under Section 11.1(b) for any Taxes for which a reserve with respect to such Taxes is included in or taken into account in the calculation or determination of the Final Net Asset Amount, except for the Taxes exceeding the amount of such reserve.

     (d) Buyer shall be responsible for, and shall indemnify and hold harmless Seller and Seller's Parent against, (i) the Taxes described in Section 12.3,
(ii) the timely preparation and filing of all Tax Returns of the PRC Companies for any taxable year or taxable period beginning after the Closing Date (the "Post-Closing Period"), and (iii) the preparation and filing of all Tax Returns required to be filed by any of the PRC Companies after the Closing Date other than those Tax Returns for Income Taxes and all foreign Taxes described in
Section 11.1(a).

   (e) Buyer shall pay and be responsible for, shall indemnify and hold harmless Seller and Seller's Parent against, and shall be entitled to all refunds and credits of, all Taxes (together with reasonable attorneys' fees and any legal or other expenses for investigating or defending any actions with respect to Taxes) with respect to the PRC Companies for any Post-Closing Period.

   (f) Subject to the provisions of Section 11.2, if, for any federal, State or local Income Tax or foreign Tax purpose, a taxable year or taxable period of any of the PRC Companies which begins before the Closing Date and ends after the Closing Date (a "Bridge Period") does not terminate on the Closing Date, and Buyer has the responsibility to pay Taxes for all or a portion of the Bridge Period, the parties hereto will, to the extent permitted by applicable Law, elect with the relevant Tax Authority to treat the portion of the Bridge Period on or before the Closing Date (a "Seller Period") for all purposes as a short taxable period ending as of the close of the Closing Date and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement and the portion of the Bridge Period after the Closing Date (the "Buyer Period") shall be treated as a Post-Closing Period for purposes of this Agreement. In any case where applicable Law does not permit such an election to be made, then, for purposes of this Agreement, Income Taxes and all foreign Taxes for the Bridge Period shall be allocated between the Seller Period and the Buyer Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis.

   (g) Buyer shall cause the PRC Companies to prepare and file all Tax Returns and pay all Taxes due, if any, with respect to the PRC Companies for any Bridge Period that does not terminate on the Closing Date, for which it is responsible to pay Taxes in whole or in part, provided that Seller satisfies its obligations as set forth in this
Section 11.1(g). Seller shall promptly deliver to Buyer work papers relating to Taxes due for the Seller Period, certified by a duly authorized officer of Seller, setting forth in detail all information required to complete the applicable Tax Returns. Upon notice from Buyer, Seller shall pay to Buyer the Income Taxes and all foreign Taxes for the Seller Period on or before the second business day prior to the due date for the payment of such Income Taxes and all foreign Taxes, by wire transfer of immediately available funds to the account designated by Buyer. In the event that Seller fails to make the payments required by this Section 11.1(g) to Buyer prior to the date any payment for Income Taxes and all foreign Taxes as described in this Section 11.1(g) is due, such required payment shall bear interest from such due date until paid, at the underpayment rate of interest determined under Section 6621 of the Code.

   (h) Buyer shall have exclusive control over and responsibility to conduct any Contest for a Post-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the Buyer; provided, however, that Buyer shall not enter into any agreement in compromise or settlement of such Contest which could affect a Pre-Closing Period or a Seller Period without the written consent of Seller.

   (i) Unless Buyer agrees in writing to waive any claim for indemnification under Section 11.1(b) with respect thereto, Seller and Seller's Parent shall have exclusive control over and responsibility to conduct any Contest for a Pre-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the Seller Period; provided, however, that neither Seller not Seller's Parent shall enter into any agreement in compromise or settlement of such Contest which could affect a Post-Closing Period or a Buyer Period without the written consent of Buyer.

   (j) Buyer shall notify Seller's Parent in writing promptly upon receipt by any PRC Company of notice of any Contest or assessment relating thereto for Pre-Closing Period or a Bridge Period. Failure of Buyer to so notify Seller's Parent shall not relieve Seller's Parent or Seller from any liability under this Section 11.1, except to the extent it is proven that Seller's Parent or Seller suffered actual prejudice in connection with or in defending against a Contest. Seller or Seller's Parent shall notify Buyer in writing promptly upon receipt by Seller or Seller's Parent of notice of any Contest or assessment relating to a Post-Closing Period or a Bridge Period.

   (k) Buyer and Seller agree to jointly control and conduct any Contest for a Bridge Period that relates to both the Seller Period and the Buyer Period. Seller, Seller's Parent and Buyer agree to cooperate fully with each other with respect to defending or answering any such Contest and to provide each other with all materials, information and documents as reasonably requested by the other. Neither Buyer, Seller, nor Seller's Parent shall be liable for any portion of any settlement of any Contest for a Bridge Period that relates to both the Seller Period and the Buyer Period effected without its written consent, provided such consent was not unreasonably withheld.

  (l) Except as otherwise provided in this Agreement and subject to the allocation of liabilities for Taxes, Seller, Seller's Parent and Buyer agree to cooperate fully with each other with respect to the preparation of all Tax Returns and with respect to all matters relating to Taxes, and to keep each other advised as to any issue relating to Taxes which could have a bearing on such other party's responsibilities hereunder.

   (m) In any Contest controlled by Seller, Buyer will take, and will cause each PRC Company to take, such action as Seller may by written notice reasonably request in connection with such Contest (including the payment of a Tax preparatory to filing a claim for refund of such Tax; provided that Seller shall first pay the amount of such Tax to Buyer).

  Section 11.2.  Section 338(h)(10) Election.

   (a) Seller, Seller's Parent, and each of the PRC Companies agree, if so directed by the Buyer, to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the PRC Companies hereunder. Seller will pay any Income Tax, including any liability of the PRC Companies for Income Tax resulting from the application to it of Treas. Reg. Section 1.338(h)(10)-1(f)(5), attributable to the making of the Section 338(h)(10) Election (but only to the extent that application causes an increase in taxable gain resulting from the deemed purchase of assets pursuant to Section 338 of the Code) and will indemnify the Buyer and the PRC Companies against any Material

Adverse Effect arising out of any failure to pay such Income Tax.  If the
Section 338(h)(10) Election is made, Seller and Seller's Parent will also pay any state, local or foreign Income Tax (and indemnify Buyer and the PRC Companies against any Material Adverse Effect arising out of any failure to pay such Income Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the PRC Companies hereunder.

   (b) Except as provided below, on or before the date that is 60 days after the Closing Date, Buyer shall prepare a schedule, in the form of Exhibit C, which reflects an allocation (the "Allocation") of Buyer's "adjusted grossed-up basis" and Seller's "deemed sale price" among the Class I, Class II, Class III and Class IV Assets (as such terms are defined in Section 338 of the Code and the Department of Treasury regulations thereunder). Provided the Allocation is reasonable, Seller's Parent agrees to accept the Allocation. Buyer shall be under no obligation to have the Allocation prepared or approved by an independent appraiser. Buyer shall be responsible for the preparation of all forms and filings required to be filed with any Tax Authority to claim the
Section 338(h)(10) Election and Buyer and Seller's Parent shall reflect the Allocation in all Income Tax returns in which the Section 338(h)(10) Election is relevant, the effect of which is to treat the purchase of the shares of PRC by Buyer as the purchase of the assets of PRC by Buyer. If the Final Net Asset Amount is not





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

determined within 60 days of the Closing Date, then Exhibit C shall be prepared promptly after the Final Net Asset Amount is determined.

  Section 11.3. Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Seller, Seller's Parent and their respective directors, officers, employees, Affiliates, agents, successors and assigns from and against any and all Losses suffered or incurred by an Indemnified Party resulting from, related to or arising out of:

   (a) any inaccuracy in any of the representations and warranties made by Buyer in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith;

   (b) any breach or nonperformance of any of the covenants of Buyer or its Affiliates contained in this Agreement (including those in Sections 8.1 and 8.2) or in any agreement or document delivered pursuant hereto or in connection herewith;

   (c) any Post-Closing Claim, but only to the extent that the Losses suffered or incurred result from facts and circumstances that occurred after the Closing Date (excluding Losses suffered or incurred resulting from facts or circumstances that occur after the Closing Date but which relate to Hazardous Substances present at properties or facilities of the PRC Companies on the Closing Date); and

   (d) any Guarantees (other than those relating to payments under the "PRC Supplemental Executive Retirement Plan") of Seller's Parent (or any of its Affiliates) to the extent they were issued for the benefit of Persons doing business with any of the PRC Companies.

To the extent, but only to the extent, that any Loss for which Buyer has indemnification obligations under Section 11.3(c) arises as a result of any fact, circumstance or condition that also causes the inaccuracy of any representation or warranty of Seller, Seller's Parent or PRC contained in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith, or otherwise is the basis for an indemnification claim by Buyer under Section 11.4, Buyer shall not have liability under Section 11.3(c).

  Section 11.4. Indemnification by Seller and Seller's Parent. Seller and Seller's Parent agree, jointly and severally, to indemnify, defend and hold harmless Buyer, the PRC Companies and their respective directors, officers, employees, Affiliates, agents, successors and assigns from and against any and all Losses suffered or incurred by an Indemnified Party resulting from, relating to, or arising out of:

   (a) any inaccuracy in any of the representations and warranties made by Seller, Seller's Parent or the PRC Companies in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith;

   (b) any breach or nonperformance of any of the covenants of Seller, Seller's Parent or the PRC Companies or their Affiliates contained in this Agreement (including those in Sections 8.1 and 8.2) or in any agreement or document delivered pursuant hereto or in connection herewith;

   (c) any Pre-Closing Claim (including Pre-Closing Claims listed on, or arising from matters listed on, Schedules to this Agreement), but only to the extent that the Losses suffered or incurred result from facts and circumstances that occurred on or prior to the Closing Date;

   (d) any divestitures, sales or other dispositions by any PRC Company of divisions, product lines, businesses, real property or intellectual property (other than dispositions of Intellectual Property in the ordinary course of business in connection with the provision of products or services to customers of the PRC Companies), Subsidiaries and interests in other Persons effected prior to the Closing Date, whether as a result of breaches of purchase or sales agreements, under indemnification provisions, under guarantees by a PRC Company not yet assumed by the purchaser in such divestitures, sales or dispositions, or otherwise;

   (e) actions taken by Buyer and the PRC Companies after the Closing Date to bring into compliance with Environmental Laws as in effect at the Closing Date any violation or noncompliance existing as of the Closing Date, and from Losses arising from the operations of any PRC Company subsequent to the Closing Date and prior to the correction of such items of noncompliance as a result of such violation or noncompliance; provided that, as to Losses arising from the operations of any PRC Company subsequent to the Closing Date action is taken to correct such noncompliance reasonably promptly upon discovery of such noncompliance by Buyer or any of the PRC Companies;

   (f) the following employee benefit matters: (x) the maintenance of or contribution to a Pension Plan subject to Title IV of ERISA, or obligation to contribute to a Multiemployer Plan, by an ERISA Affiliate of any of the PRC Companies (which ERISA Affiliate is not itself one of the PRC Companies), (y) any post-retirement medical or life insurance benefits and (z) any "change of control" or similar payments to be made to Employees of PRC Companies as a result of the transactions contemplated hereby (other than any such payments made under plans or Benefit Arrangements assumed by Buyer pursuant to Section 6.5);

   (g)   the "PRC Supplemental Executive Retirement Plan" referred to in
Schedule 3.14 and the Financial Statements; and

   (h) the conduct of the business of Seller, Seller's Parent and any of its Affiliates other than the PRC Companies. For purposes of Section 11.4(a), all such representations and warranties shall be read as if references therein to the materiality to the PRC Companies or any of them of any condition, fact, statement, event or act (including without limitation all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were eliminated altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the PRC Companies shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the PRC Companies shall be read as a representation that no incidents of such nature have occurred.

  Section 11.5.  Procedure.

   (a) Promptly after acquiring knowledge of any claim in respect of which a party (the "Indemnified Party") may seek indemnification from the other party (the "Indemnifying Party") hereunder, the Indemnified Party shall give written notice thereof to the Indemnifying Party describing such claim and demanding indemnification hereunder. Notwithstanding the foregoing, failure to provide the aforementioned notice will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party under this Agreement, except to the extent that (i) such failure to provide notice causes the amounts paid by the Indemnifying Party to be greater than they would have been had such notice been given on a reasonably timely basis or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of any applicable survival period under Section 11.6. The Indemnifying Party will be entitled to assume control of the defense of any claim, and to settle or compromise such claim in its discretion, subject to the provisions of Sections 11.5(b) and 11.5(c). After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding anything in this Section 11.5 to the contrary, if the Indemnifying Party does not promptly assume control of the defense of such action as provided in this Section 11.5, the Indemnified Party shall have the right to defend such action in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party and the Indemnifying Party will promptly reimburse the Indemnified Party therefor (subject, if applicable, to the limitations contained in Section 11.7). An Indemnifying Party may, at its option and expense, participate in the defense of any indemnifiable claim.

   (b) To the extent that any of the Losses by any of the Persons entitled to indemnification under Section 11.3 or Section 11.4 relate to facts and circumstances that occur both prior to and after the Closing, or relate to both a Pre-Closing Claim and a Post-Closing Claim, then the Indemnifying Party and the Indemnified Party shall jointly determine at all times thereafter the actions to be taken with respect to such claims and the control, investigation, prosecution, defense and settlement thereof.

   (c) Neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any indemnifiable claim or permit a default or consent to entry of any judgment. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnified Party, the Indemnified Party may withhold its consent and continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such indemnifiable claim that the Indemnifying Party shall have an obligation to pay thereunder (regardless of the ultimate Loss sustained by the Indemnified Party) shall be equal to the amount of the settlement offer that the Indemnified Party declined to accept plus the previously unpaid Losses of the Indemnified Party relating to such indemnifiable claim through the date of its rejection of the settlement offer. If the Indemnifying Party makes any payment on any indemnifiable claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

   (d) With respect to any claim for which Seller or Seller's Parent is the Indemnifying Party and for which the Indemnifying Party has assumed control of the defense, Buyer shall make employees of the PRC Companies reasonably available to assist the Indemnifying Party in defending such claim, provided that the costs of providing such assistance are paid by the Indemnifying Party or, if paid by Buyer or any PRC Company, reimbursed to Buyer or the PRC Company, as appropriate, by the Indemnifying Party.

   (e) Any amounts to which an Indemnified Party is entitled under this Article shall be paid by the Indemnifying Party promptly upon request.


  Section 11.6.  Survival.

   (a) The representations and warranties contained in or made pursuant to this Agreement (other than those set forth in

Section 3.30) shall survive the Closing as provided in this Section 11.6(a). The representations and warranties contained in or made pursuant to Section
3.30 shall expire on the Closing Date. The representations and warranties contained (w) in Sections 3.1, 3.2 and 3.3, shall survive indefinitely, (x) in Sections 3.12 and 3.26 shall expire on the third anniversary of the Closing Date, (y) in Section 3.16 shall expire at the end of the applicable statute of limitations period (including extensions) for the Tax matters referenced therein, and (z) in Section 3.17 shall expire on the fifth anniversary of the Closing Date. Except as otherwise provided in this Section 11.6, all other representations and warranties set forth in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith shall expire on the second anniversary of the Closing Date. The indemnifications set forth in Sections 11.1 and 11.2 shall survive until the end of the applicable statute of limitations period (including extensions) for the Tax matters referenced therein. The indemnification set forth in Sections 11.3(a) and 11.4(a) shall survive for as long as the pertinent representation and warranty survives. The indemnification set forth in Sections 11.3(c), 11.4(c) and 11.4(f) shall survive until the third anniversary of the Closing Date. The indemnification set forth in Section 11.4(e) shall survive until the fifth anniversary of the Closing Date. The indemnification set forth in Sections 11.3(b), 11.3(d), 11.4(b), 11.4(d), 11.4(g) and 11.4(h) shall survive indefinitely.

  (b) Except as set forth in this Section 11.6(b), any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation or survival period, including any matter disclosed in this Agreement, shall continue to be covered by this Article XI notwithstanding any applicable statute of limitations or the expiration of any survival period until such matter is finally terminated or resolved. Notwithstanding the previous sentence, the indemnification obligations of Seller and Seller's Parent under
Section 11.4(c) shall not survive beyond the third anniversary of the Closing Date unless an Action shall have been commenced as of the third anniversary of the Closing Date. Notice demanding indemnification for the items set forth on
Schedule 3.10 (as modified under Section 9.2(e)) is acknowledged by the parties to have been given as of the Closing Date.

  Section 11.7.  Limitations on Indemnification.

   (a) Buyer shall not be required to indemnify Seller, Seller's Parent or any of their Affiliates under Section 11.3(a) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder exceeds $1,500,000, and, in such event, Buyer shall be responsible for only the amount in excess of such $1,500,000. The total indemnification that Buyer may be required to pay under Section 11.3(a) shall not exceed $100,000,000.

   (b) Seller and Seller's Parent shall not be required to indemnify Buyer or any of its Affiliates under Sections 11.4(a) and 11.4(e) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder exceeds $1,500,000 (for both such Sections in the aggregate), and, in such event, Seller and

Seller's Parent shall be responsible for only the amount in excess of such $1,500,000. The total indemnification that Seller and Seller's Parent may be required to pay under Sections 11.4(a) and 11.4(e) (in the aggregate) shall not exceed $100,000,000.

   (c) Seller and Seller's Parent shall not be required to indemnify Buyer or any of its Affiliates under Section 11.4(c) (other than those items set forth on Schedule 3.10 (or which otherwise were pending as of the Closing Date) and any Carpal Tunnel Litigation) unless the aggregate of all amounts for which indemnity would otherwise be payable thereunder exceeds $1,500,000, and, in such event, Seller and Seller's Parent shall be responsible for only the amount in excess of such $1,500,000. No credit will be given to Seller and Seller's Parent for any reserves for litigation set forth on the Financial Statements or included in the calculation of the Final Net Asset Amount. Those items set forth on Schedule 3.10 and all Carpal Tunnel Litigation are indemnifiable from the first dollar of Loss by Buyer or any of its Affiliates.

   (d) For purposes of Section 11.4(g), no credit will be given to Seller and Seller's Parent for any reserves for the "PRC Supplemental Executive Retirement Plan" set forth on the Financial Statements or included in the calculation of the Final Net Asset Amount.

   (e) For purposes of Section 11.3, any claim for indemnification that might be brought under more than one provision of Section 11.3 may be brought under any applicable provision at Seller's discretion. For purposes of Section 11.4, any claim for indemnification that might be brought under more than one provision of Section 11.4 may be brought under any applicable provision at Buyer's discretion.

   (f) Losses for which an Indemnified Party shall be indemnified hereunder shall be net of any insurance proceeds received by the Indemnified Party from insurance companies, including affiliated insurance companies.

                                  ARTICLE XII

                                 MISCELLANEOUS

  Section 12.1.  Limitation of Representations and Warranties.

   (a) The parties hereto acknowledge and agree that neither Seller nor Seller's Parent makes, and neither Seller nor Seller's Parent has made, any representations or warranties relating to Seller, Seller's Parent or any of the PRC Companies, or any of the transactions contemplated by this Agreement, other than the representations and warranties expressly set forth in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith. Without limiting the generality of the disclaimer set forth in the preceding sentence, other than the representations and warranties expressly set forth in this Agreement or in any agreement or certificate delivered pursuant hereto or in connection herewith, neither Seller nor Seller's Parent makes, has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to the business of any of the PRC Companies given or to be given in connection with the transactions contemplated by this Agreement, in any filing made or to be made by or on behalf of any of the PRC Companies with any Governmental

Entity, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise. No Person has been authorized by Seller, Seller's Parent or any of the PRC Companies to make any representation or warranty in respect of Seller, Seller's Parent or any of the PRC Companies, or in connection with the transactions contemplated by this Agreement, unless contained in this Agreement.

   (b) Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to [its] knowledge" or "to [its] best knowledge" or words of similar intent or effect of any party or its representative, such statement shall be deemed to be made to the best knowledge of (x) with respect to the PRC Companies, Senior Vice Presidents or higher ranking officials of PRC, (y) with respect to Seller and Seller's Parent, the President, Vice President and Chief Financial Officer and Vice President and General Counsel of Seller's Parent, and shall be deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted, and (z) with respect to Buyer, Senior Vice Presidents or higher ranking officials of Buyer. With respect to Seller and Seller's Parent, a reasonable investigation shall mean that senior management of the pertinent corporation have shown the Employees set forth on Schedule 12.1(b) hereto the relevant statement and have consulted with such individuals as to whether they have knowledge of any fact or circumstance that would make such statement untrue.

  Section 12.2. Disclosure. Certain information set forth in the Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of this Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in this Agreement or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

  Section 12.3.  Expenses; Certain Taxes.  Except as otherwise contemplated by
Section 10.2, all legal, accounting and other costs and fees incurred by Seller or Seller's Parent in connection with the transactions contemplated by this Agreement shall be borne and paid for by Seller or Seller's Parent. Except as otherwise contemplated by Section 10.2, all legal, accounting and other costs and fees incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne and paid for by Buyer. All Taxes (other than taxes on, relating to or measured by income or gains), stamp duties, notarial, registration and recording fees and similar Taxes resulting from or relating to the transfer of the PRC Shares to Buyer shall be borne one-half by Buyer and one-half by Seller (including any Taxes (other than Income Taxes) on the deemed sale of assets under the Section 338(h)(10) Election). Buyer and Seller agree to treat the transactions contemplated by this Agreement as a sale of the PRC Shares for purposes of such Taxes.

  Section 12.4. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement, other than the Confidentiality Agreement, are merged herein and are superseded and cancelled by this Agreement. Other than as set forth in this Agreement, no representations, warranties, covenants, agreements or conditions, express or implied, whether by statute or otherwise, have been made by the parties hereto.

  Section 12.5. Amendment and Waiver. This Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit thereof.

  Section 12.6. Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, without the prior written consent of the other party hereto, except that Buyer may assign its rights hereunder to any wholly-owned Subsidiary of Buyer so long as Buyer is not released from its obligations hereunder. If Seller's Parent in one or a series of transactions sells, disposes of or otherwise transfers all or substantially all of its assets, prior to any such sales, dispositions or transfers, Seller's Parent shall, without being released from its obligations hereunder, cause the transferee to assume the obligations of Seller's Parent under this Agreement.

  Section 12.7. No Third Party Beneficiaries. Other than as specifically provided in Sections 11.3 and 11.4, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their Subsidiaries and Affiliates any rights or remedies.

  Section 12.8. Notices. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given upon delivery in person or by telecopier, three business days after being deposited in the mail, postage prepaid, for mailing by certified or registered mail, or one business day after being deposited with an overnight courier, charges prepaid, as follows:

   If to Seller or Seller's Parent, delivered or mailed to:

     c/o The Black & Decker Corporation
     701 East Joppa Road
     Towson, Maryland  21286
     Attention:  Charles E. Fenton, Esquire
                 Vice President and General Counsel
     Telecopier No.:  (410) 716-2660
     with a copy delivered or mailed to:


       Glenn C. Campbell, Esquire
       Miles & Stockbridge,
         a Professional Corporation
       10 Light Street
       Baltimore, Maryland  21202
       Telecopier No.:  (410) 385-3700


   If to Buyer (or, after the Closing, any of the PRC Companies), delivered or mailed to:


     Litton Industries, Inc.
     21240 Burbank Boulevard
     Woodland Hills, California  91367
     Attention:  John E. Preston, Esquire
                 Senior Vice President and
                 General Counsel
     Telecopier No.:  (818) 598-2025


     With a copy delivered or mailed to:


       David G. Pommerening, Esquire
       O'Melveny & Myers
       555 13th Street, N.W.
       Washington, D.C  20004
       Telecopier No.:  (202) 383-5414


or to such other address or addresses as may be specified in writing at any time or from time to time by either party to the other party hereto.

  Section 12.9. Further Assurances. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

  Section 12.10. Article and Section Headings. The Article and Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

  Section 12.11. Governing Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the Laws of the State of Delaware, without regard to the conflict of laws and principles thereof.

  Section 12.12. Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

  Section 12.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

  Section 12.14. Reference of Disputes to Senior Officers. Any dispute between Seller and Seller's Parent, on the one hand, and Buyer, on the other hand, arising out of or in connection with this Agreement or any alleged breach hereof may, at the option of either Seller or Buyer, be submitted for discussion and possible resolution by senior officers of Seller's Parent and Buyer, as designated by their respective chief executive officers, for a period of 30 days (or such longer period as the parties may in particular cases so decide) before initiating any arbitration pursuant to Section 12.15.

  Section 12.15. Arbitration. Except as specifically provided for elsewhere in this Agreement, all claims and controversies arising out of or in connection with this Agreement shall be subject to binding arbitration in Virginia by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") or the existing Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The party filing the arbitration shall have the right to select either AAA or JAMS. The parties shall be entitled to discovery in accordance with the provisions of Virginia law. The prevailing party in any arbitration proceeding hereunder as determined by the arbitrator or in any legal proceedings or actions arising from or in connection with this Agreement shall be entitled to recover reasonable attorneys' fees and costs. Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder. The parties agree that the arbitrator shall not have the right to award punitive damages.

  IN WITNESS WHEREOF, Seller, Seller's Parent, PRC and Buyer have executed this Agreement as of the day and year first above written.



                                              THE BLACK & DECKER CORPORATION







                                              By: /s/ Charles E. Fenton
                                                 -------------------------------

                                              Title:  Vice President and General
                                                      Counsel





                                              PRC INVESTMENTS INC.





                                              By: /s/ Charles E. Fenton
                                                 -------------------------------

                                              Title:  Vice President





                                              PRC INC.





                                              By: /s/ Charles E. Fenton
                                                 -------------------------------

                                              Title:  Vice President





                                              LITTON INDUSTRIES, INC.





                                              By: /s/ H. Thomas Hicks
                                                 -------------------------------

                                              Title:  Vice President

                                   Exhibit C



         Allocation of Purchase Price (Section 338(h)(10) of the Code)





Pursuant to Section 11.2(b) of the Stock Purchase Agreement, the Purchase Price shall be allocated by the parties thereto for income tax and other tax purposes based upon the fair market value of the properties, rights and assets, as follows:




Description                                            Allocation
-----------                                            ----------

All assets and liabilities reflected           Amounts reflected on the "Final
on the "Final Net Asset Amount" schedule,      Net Asset Amount" schedule,
determined pursuant to Section 2.3(a),         plus premium allocated to the
plus premium determined pursuant to            following assets:
Section 2.2 (difference between Purchase
Price of $____________ and $205,333,000
pursuant to Section 2.3(c))



                                               Asset          Amount
                                               -----          ------

                                               ____________   _____________

                                               ____________   _____________

                                               ____________   _____________

                                               ____________   _____________

                                               Total Premium
                                               determined
                                               pursuant to
                                               Sections 2.2
                                               and 2.3(c)
                                                              =============


The parties shall report the above allocation for U.S. tax purposes in accordance with Section 338(h)(10) of the Code, regulations thereunder, and pertinent IRS rules (to be reported by the parties in a consistent manner).


                                  Purchaser ____________________    _______
                                                Signature             Date




                                  Seller    ____________________    _______
                                                Signature             Date